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                     SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                              Dated as of July 27, 1998

                                        among

                              KAYNAR TECHNOLOGIES INC.,

                                     as Borrower,

                      THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                                  as Credit Parties,

                             THE LENDERS SIGNATORY HERETO
                                  FROM TIME TO TIME,

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                                     as Lenders,

                                         and

                        GENERAL ELECTRIC CAPITAL CORPORATION,

                                 as Agent and Lender

                                  TABLE OF CONTENTS

                                                                          Page
1. AMOUNT AND TERMS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . 2
   1.1   CREDIT FACILITIES . . . . . . . . . . . . . . . . . . . . . . . . 2
   1.2   LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . 6
   1.3   PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
   1.4   USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . 8
   1.5   INTEREST AND APPLICABLE MARGINS . . . . . . . . . . . . . . . . . 8
   1.6.  ELIGIBLE ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . 10
   1.7   ELIGIBLE INVENTORY. . . . . . . . . . . . . . . . . . . . . . . . 12
   1.8   CASH MANAGEMENT SYSTEMS . . . . . . . . . . . . . . . . . . . . . 13
   1.9   FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   1.10  RECEIPT OF PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . 13
   1.11  APPLICATION AND ALLOCATION OF PAYMENTS. . . . . . . . . . . . . . 14
   1.12  LOAN ACCOUNT AND ACCOUNTING . . . . . . . . . . . . . . . . . . . 14
   1.13  INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   1.14  ACCESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   1.15  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   1.16  CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY . . . . . . . . . . 18
   1.17  SINGLE LOAN . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

2. CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . . 19
   2.1   CONDITIONS TO THE INITIAL LOANS . . . . . . . . . . . . . . . . . 20
   2.2   FURTHER CONDITIONS TO EACH LOAN . . . . . . . . . . . . . . . . . 21

3. REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . 21
   3.1   CORPORATE EXISTENCE; COMPLIANCE WITH LAW. . . . . . . . . . . . . 21
   3.2   EXECUTIVE OFFICES; FEIN . . . . . . . . . . . . . . . . . . . . . 22
   3.3   CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS.. . . . . 22
   3.4   FINANCIAL STATEMENTS AND PROJECTIONS. . . . . . . . . . . . . . . 22
   3.5   MATERIAL ADVERSE EFFECT . . . . . . . . . . . . . . . . . . . . . 23
   3.6   OWNERSHIP OF PROPERTY; LIENS. . . . . . . . . . . . . . . . . . . 23
   3.7   LABOR MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   3.8   VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND
         INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   3.9   GOVERNMENT REGULATION . . . . . . . . . . . . . . . . . . . . . . 24
   3.10  MARGIN REGULATIONS. . . . . . . . . . . . . . . . . . . . . . . . 25
   3.11  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
   3.12  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
   3.13  FOREIGN EMPLOYEE BENEFIT MATTERS. . . . . . . . . . . . . . . . . 26
   3.14  NO LITIGATION; NO ADVERSE EFFECTS . . . . . . . . . . . . . . . . 26
   3.15  BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   3.16  INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . 27


                                      -i-


   3.17  FULL DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . 27
   3.18  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . 27
   3.19  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
   3.20  DEPOSIT AND DISBURSEMENT ACCOUNTS . . . . . . . . . . . . . . . . 28
   3.21  GOVERNMENT CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . 28
   3.22  CUSTOMER AND TRADE RELATIONS. . . . . . . . . . . . . . . . . . . 29
   3.23  SOLVENCY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
   3.24  YEAR 2000 REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . 29
   3.25  M&M ACQUISITION AGREEMENT . . . . . . . . . . . . . . . . . . . . 29
   3.26  ELIGIBLE ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . 30
   3.27  ELIGIBLE INVENTORY. . . . . . . . . . . . . . . . . . . . . . . . 30

4. FINANCIAL STATEMENTS AND INFORMATION. . . . . . . . . . . . . . . . . . 30
   4.1   REPORTS AND NOTICES . . . . . . . . . . . . . . . . . . . . . . . 30
   4.2   COMMUNICATION WITH ACCOUNTANTS. . . . . . . . . . . . . . . . . . 30

5. AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . 31
   5.1   MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. . . . . . . . . 31
   5.2   PAYMENT OF OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . 31
   5.3   BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . 32
   5.4   INSURANCE; DAMAGE TO OR DESTRUCTION OF COLLATERAL . . . . . . . . 32
   5.5   COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . . . . . 33
   5.6   SUPPLEMENTAL DISCLOSURE . . . . . . . . . . . . . . . . . . . . . 33
   5.7   INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . 34
   5.8   ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . 34
   5.9   LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS AND BAILEE LETTERS. . 35
   5.10  FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . 35
   5.11  YEAR 2000 PROBLEMS. . . . . . . . . . . . . . . . . . . . . . . . 35
   5.12  ERISA COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . . . 36
   5.13  FOREIGN EMPLOYEE BENEFIT PLAN COMPLIANCE. . . . . . . . . . . . . 36
   5.14  GOVERNMENT CONTRACT COMPLIANCE. . . . . . . . . . . . . . . . . . 36
   5.15  FUTURE LIENS ON REAL PROPERTY . . . . . . . . . . . . . . . . . . 36
   5.16  NEWLY ACQUIRED SUBSIDIARIES; EXECUTION OF GUARANTY;
         PLEDGE OF CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . 36

6. NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   6.1   MERGERS, SUBSIDIARIES, ETC. . . . . . . . . . . . . . . . . . . . 37
   6.2.  INVESTMENTS; LOANS AND ADVANCES . . . . . . . . . . . . . . . . . 39
   6.3   INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . . . . . . 40
   6.4   EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS . . . . . . . . . . . . 41
   6.5   CAPITAL STRUCTURE AND BUSINESS. . . . . . . . . . . . . . . . . . 41
   6.6   ACCOMMODATION OBLIGATIONS . . . . . . . . . . . . . . . . . . . . 42
   6.7   LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
   6.8   SALE OF STOCK AND ASSETS. . . . . . . . . . . . . . . . . . . . . 43


                                      -ii-


    6.9   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
    6.10  FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . 44
    6.11  HAZARDOUS MATERIALS . . . . . . . . . . . . . . . . . . . . . . . 44
    6.12  SALE-LEASEBACKS . . . . . . . . . . . . . . . . . . . . . . . . . 44
    6.13  CANCELLATION OF INDEBTEDNESS. . . . . . . . . . . . . . . . . . . 45
    6.14  RESTRICTED PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . 45
    6.15  CHANGE OF CORPORATE NAME OR LOCATION; CHANGE OF FISCAL YEAR . . . 45
    6.16  RESTRICTION ON FUNDAMENTAL CHANGES. . . . . . . . . . . . . . . . 45
    6.17  NO IMPAIRMENT OF INTERCOMPANY TRANSFERS . . . . . . . . . . . . . 45
    6.18  NO SPECULATIVE TRANSACTIONS . . . . . . . . . . . . . . . . . . . 46
    6.19  CHANGES RELATING TO SUBORDINATED DEBT . . . . . . . . . . . . . . 46

7.  TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
    7.1   TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
    7.2   SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING
          ARRANGEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 46

8.  EVENTS OF DEFAULT: RIGHTS AND REMEDIES. . . . . . . . . . . . . . . . . 46
    8.1   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . 46
    8.2   REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
    8.3   WAIVERS BY CREDIT PARTIES . . . . . . . . . . . . . . . . . . . . 49

9.  ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT . . . . . . . . . . 50
    9.1   ASSIGNMENT AND PARTICIPATIONS . . . . . . . . . . . . . . . . . . 50
    9.2   APPOINTMENT OF AGENT. . . . . . . . . . . . . . . . . . . . . . . 51
    9.3   AGENT'S RELIANCE, ETC.. . . . . . . . . . . . . . . . . . . . . . 52
    9.4   GE CAPITAL AND AFFILIATES . . . . . . . . . . . . . . . . . . . . 53
    9.5   LENDER CREDIT DECISION. . . . . . . . . . . . . . . . . . . . . . 53
    9.6   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . 53
    9.7   SUCCESSOR AGENT . . . . . . . . . . . . . . . . . . . . . . . . . 54
    9.8   SETOFF AND SHARING OF PAYMENTS. . . . . . . . . . . . . . . . . . 54
    9.9   ADVANCES; PAYMENTS; NON-FUNDING LENDERS; INFORMATION; ACTIONS IN
          CONCERT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

10. SUCCESSORS AND ASSIGNS  . . . . . . . . . . . . . . . . . . . . . . . . 57
    10.1  SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . 57

11. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
    11.1  COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT . . . . . . . . . . 57
    11.2  AMENDMENTS AND WAIVERS. . . . . . . . . . . . . . . . . . . . . . 58
    11.3  FEES AND EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . 60
    11.4  NO WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
    11.5  REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
    11.6  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . 61
    11.7  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . 61


                                     -iii-


   11.8  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . 62
   11.9  CERTAIN CONSENTS AND WAIVERS OF THE BORROWER. . . . . . . . . . . 62
   11.10 NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
   11.11 SECTION TITLES. . . . . . . . . . . . . . . . . . . . . . . . . . 64
   11.12 WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . 64
   11.13 PRESS RELEASES. . . . . . . . . . . . . . . . . . . . . . . . . . 64
   11.14 REINSTATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 65
   11.15 COUNTERPARTS; EFFECTIVENESS; INCONSISTENCIES. . . . . . . . . . . 65
   11.16 ADVICE OF COUNSEL . . . . . . . . . . . . . . . . . . . . . . . . 65
   11.17 NO STRICT CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . 65
   11.18 NO NOVATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 65


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                                      -vi-

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                                      -vii-

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                                    INDEX OF APPENDICES

     Exhibit 1.1(a)(I)                  -         Form of Notice of Revolving CreditAdvance
     Exhibit 1.1(a)(Ii)                 -         Form of Amended and Restated Revolving Note
     Exhibit 1.1(b)                     -         Form of Amended and Restated Term Note
     Exhibit 1.1(c)(Ii)                 -         Form of Swing Line Note
     Exhibit 1.5(e)                     -         Form of Notice of Conversion/Continuation
     Exhibit 4.1(b)                     -         Form of Borrowing Base Certificate
     Exhibit 9.1(a)                     -         Form of Assignment Agreement
     Exhibit B                          -         Form of Amended and Restated Charge Over Shares
     Exhibit E                          -         Form of Subsidiary Pledge Agreement
     Exhibit M                          -         Form of Compliance Certificate

     Schedule  1.1                      -         Responsible Individual
     Schedule  1.4                      -         Sources and Uses; Funds Flow Memorandum
     Schedule  3.2                      -         Executive Offices; FEIN
     Schedule  3.4(a)                   -         Financial Statements
     Schedule  3.4(b)                   -         Pro Forma
     Schedule  3.4(c)                   -         Projections
     Schedule  3.6                      -         Real Estate and Leases
     Schedule  3.7                      -         Labor Matters
     Schedule  3.8                      -         Ventures, Subsidiaries and Affiliates; Outstanding Stock
     Schedule  3.11                     -         Tax Matters
     Schedule  3.12                     -         ERISA Plans
     Schedule  3.14                     -         Litigation
     Schedule  3.16                     -         Intellectual Property
     Schedule  3.18                     -         Hazardous Materials
     Schedule  3.19                     -         Insurance
     Schedule  3.20                     -         Deposit and Disbursement Accounts
     Schedule  3.21                     -         Government Contracts
     Schedule  5.1                      -         Trade Names
     Schedule  6.3                      -         Permitted Existing Indebtedness
     Schedule  6.6                      -         Permitted Existing Accommodation Obligations
     Schedule  6.7                      -         Permitted Existing Liens

     Annex A (Recitals)                 -         Definitions
     Annex B (Section 1.2)              -         Letters of Credit
     Annex C (Section 1.8)              -         Cash Management System
     Annex D (Section 2.1(a))           -         Schedule of Additional Closing Documents
     Annex E (Section 4.1(a))           -         Financial Statements and Projections -- Reporting
     Annex F (Section 4.1(b))           -         Collateral Reports
     Annex G (Section 6.10)             -         Financial Covenants
     Annex H (Section 9.9(a))           -         Lenders' Wire Transfer Information


                                           -viii-


     Annex I (Section 11.10)            -         Notice Addresses
     Annex J (From Annex A)             -         Commitments as of Closing Date

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 27, 1998, among KAYNAR TECHNOLOGIES INC., a Delaware corporation ("BORROWER"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE CAPITAL"), for itself, as Lender, and as Agent for Lenders; and the other Lenders signatory hereto from time to time.

                                       RECITALS

          WHEREAS, the Borrower and GE Capital, as Lender, entered into the Credit Agreement dated as of January 3, 1994 (the "FIRST CREDIT AGREEMENT");

          WHEREAS, the First Credit Agreement was amended as of December 15, 1994, May 30, 1995, and August 4, 1995 (collectively, the "ORIGINAL AMENDMENTS;" and the First Credit Agreement, as amended by the Original Amendments, the "ORIGINAL CREDIT AGREEMENT");

          WHEREAS, the Original Credit Agreement was amended and restated by the Amended and Restated Credit Agreement dated as of August 12, 1996 (the Original Credit Agreement, as so amended and restated, the "AMENDED AND RESTATED AGREEMENT");

          WHEREAS, the Amended and Restated Agreement has been amended as of December 17, 1996, April 30, 1997, June 25, 1997, October 23, 1997, December 5, 1997, January 21, 1998, May 29, 1998, and June 23, 1998 (collectively, the "SUBSEQUENT AMENDMENTS;" and the Amended and Restated Agreement, as amended by the Subsequent Amendments, the "EXISTING CREDIT AGREEMENT");

          WHEREAS, the Borrower and GE Capital desire to amend and restate the Existing Credit Agreement in its entirety to give effect to the terms and provisions set forth in this Second Amended and Restated Credit Agreement
(the Existing Credit Agreement, as so amended, and the Second Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively, this "AGREEMENT"), it being understood and agreed that (i) with respect to any date or time period occurring and ending prior to the Effective Date (as defined below), the rights and obligations of the parties thereto shall be governed by the provisions of the Existing Credit Agreement (including, without limitation, the Exhibits and Schedules thereto) which for such purposes shall remain in full force and effect and (ii) with respect to any date or time period occurring or ending on or after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement (including, without limitation, the Exhibits and Schedules hereto).

          WHEREAS, it is the intent of the Borrower, the Agent and the Lenders that the Agent and the Lenders shall be beneficiaries under each Loan
Document executed on or before the date hereof pursuant to which the Borrower granted a Lien to GE Capital, as Lender, in any of Borrower's Property and that all of the Obligations shall be secured by the Liens on the Property subject to such Loan Documents, as well as the Liens granted to GE Capital, as Agent, on all other Collateral on and after the date hereof, and GE Capital, as Lender under the Existing Credit Agreement, hereby assigns to GE Capital, as Agent for the Lenders under this Agreement, all of its rights in and to the Collateral under the Existing Credit Agreement.

          WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in ANNEX A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "APPENDICES") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   AMOUNT AND TERMS OF CREDIT

     1.1  CREDIT FACILITIES.

          (a)  REVOLVING CREDIT FACILITY.

               (i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available, from time to time until the Commitment Termination Date, its Pro Rata Share of advances (each, a "REVOLVING CREDIT ADVANCE"). The revolving loans outstanding under the Existing Credit Agreement on the Effective Date (other than revolving loans which are being converted to a Term Loan on the Effective Date as set forth in SECTION 1.1(d)) shall automatically, without further action, be deemed to be Revolving Loans outstanding under this Agreement. The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Borrowing Base, in each case less the sum of the Letter of Credit Obligations and the Swing Line Loan outstanding at such time ("BORROWING AVAILABILITY"). Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this SECTION 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower to the representative of Agent identified on SCHEDULE 1.1 at the address specified thereon. Those notices must be given no later than (1) 2:00 p.m. (New York time) on the Business Day immediately preceding the date of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 2:00 p.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "NOTICE OF REVOLVING CREDIT ADVANCE") must be given in writing (by telecopy or overnight courier) substantially in the form of EXHIBIT 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, it must comply with
     SECTION 1.5(e). In lieu of delivering such a Notice of Revolving Credit Advance, the Borrower may give the representative of the Agent telephonic notice of any proposed Revolving Credit Advance by the time required under this SECTION 1.1(a), if it confirms such notice by delivery of the Notice of Revolving Credit Advance to the representative of the Agent promptly, but in no event later than 5:00 p.m. (New York time) on the same day. Any Notice of Revolving Credit Advance (or telephonic notice in lieu thereof) given pursuant to this SECTION 1.1(a) shall be irrevocable.

               (ii) Borrower shall execute and deliver to each Revolving Lender a promissory note to evidence the Revolving Loan Commitment of that Revolving Lender as of the Effective Date. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Effective Date and substantially in the form of EXHIBIT 1.1(a)(ii) (each a "REVOLVING NOTE" and, collectively, the "REVOLVING NOTES"). Each Revolving Note shall represent the obligation of Borrower to pay the amount of each Revolving Lender's Revolving Loan Commitment or, if less, the applicable Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrower together with interest thereon as prescribed in SECTION 1.5. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

          (b)  TERM LOAN.

               (i) Subject to the terms and conditions hereof, each Term Lender agrees to make a term loan on the Effective Date to Borrower in a net amount equal to the sum of (i) the original principal amount of its Term Loan Commitment (the "TERM LOAN") MINUS (ii) its Pro Rata Share of the outstanding principal balance of the term loan under the Existing Credit Agreement, in the amount of $25,225,000, MINUS (iii) its Pro Rata Share of the revolving loans being converted to a Term Loan as set forth in SECTION 1.1(d). The term loans outstanding under the Existing Credit Agreement on the Effective Date and the revolving loans which are being converted to a Term Loan on the Effective Date as set forth in SECTION 1.1(d) shall automatically, without further action, be deemed to be Term Loans outstanding under this Agreement. The obligations of each Term Lender hereunder shall be several and not joint. The Term Loan shall be evidenced by promissory notes substantially in the form of EXHIBIT 1.1(b) (each a "TERM NOTE" and collectively the "TERM NOTES"), and Borrower shall execute and deliver a Term Note to each Term Lender. Each Term Note shall represent the obligation of Borrower to pay the amount of the applicable Term Lender's Term Loan Commitment, together with interest thereon as prescribed in SECTION 1.5.

               (ii)   Borrower shall pay the principal amount of the Term
     Loan in fourteen (14) consecutive quarterly installments of $200,000 each on the first day of January, April, July and October of each year, commencing October 1, 1998. Notwithstanding the foregoing, the aggregate outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.

               (iii)  Each payment of principal with respect to the Term
     Loan shall be paid to Agent for the ratable benefit of each Term Lender, ratably in proportion to each such Term Lender's respective Term Loan Commitment.

          (c)    SWING LINE FACILITY.

               (i)    Agent shall notify the Swing Line Lender upon
     Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available, from time to time until the Commitment Termination Date, advances (each, a "SWING LINE ADVANCE") in accordance with any such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed the lesser of (A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and the Borrowing Base, in each case, less the outstanding balance of the Revolving Loan at such time ("SWING LINE AVAILABILITY"). Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this
     SECTION 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered by Borrower to Agent in accordance with SECTION 1.1(a). Those notices must be given no later than 12:00 p.m. (New York time) on the Business Day of the proposed Swing Line Advance. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

               (ii) Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Effective Date and substantially in the form of EXHIBIT 1.1(c)(ii) (the "SWING LINE NOTE"). The Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in SECTION 1.5. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

               (iii) REFUNDING OF SWING LINE LOANS. The Swing Line Lender, at any time and from time to time in its sole and absolute discretion but no less frequently than once weekly, shall on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrower (which shall be an Index Rate Loan) in an amount equal to such Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loan (the "REFUNDED SWING LINE LOAN") outstanding on the date such notice is given. Unless any of the events described in SECTIONS 8.1(h) or 8.1(i) shall have occurred (in which event the procedures of SECTION 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 2:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

               (iv) PARTICIPATION IN SWING LINE LOANS. If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to
     SECTION 1.1(c)(iii), one of the events described in SECTIONS 8.1(h) or 8.1(i) shall have occurred, then, subject to the provisions of
     SECTION 1.1(c)(v) below, each Revolving Lender will, on the date such Revolving Credit Advance was to have been made for the benefit of Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

               (v) REVOLVING LENDERS' OBLIGATIONS UNCONDITIONAL. Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with SECTION 1.1(c)(iii) and to purchase participating interests in accordance with SECTION 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including
     (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to
     SECTION 1.1(c)(iii) or 1.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

              (d) CONVERSION OF REVOLVING LOANS TO TERM LOANS. On the Effective Date, certain revolving loans advanced under the Existing Credit Agreement, in the aggregate principal amount of $12,775,000, shall automatically, without further action, be deemed to be a Term Loan outstanding under this Agreement.

              (e) RELIANCE ON NOTICES. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

              1.2 LETTERS OF CREDIT. Subject to and in accordance with the terms and conditions contained herein and in ANNEX B, Borrower shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

              1.3    PREPAYMENTS.

              (a) VOLUNTARY PREPAYMENTS. Borrower may at any time on at least five (5) days' prior written notice to Agent (i) voluntarily prepay all or part of the Term Loan and/or (ii) voluntarily prepay all or part of the Revolving Loan and permanently reduce (but not terminate) the Revolving Loan Commitment; provided that (A) any such prepayments or reductions shall be in a minimum amount of $1,000,000 and integral multiples of $250,000 in excess of such amount and (B) the Revolving Loan Commitment shall not be reduced to an amount less than the greater of (x) $5,000,000 and (y) the L/C Sublimit. Borrower may at any time on at least ten (10) days' prior written notice to Agent terminate the Revolving Loan Commitment, provided that upon such termination all Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment and any such reduction or termination of the Revolving Loan Commitment must be accompanied by the payment of any LIBOR funding breakage costs in accordance with SECTION 1.13(b). Upon any such prepayment and reduction or termination of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit (as defined in ANNEX B). Each notice of partial prepayment shall designate the Loan or other Obligations to which such prepayment is to be applied, provided that any partial prepayments of the Term Loan made by Borrower shall be applied to prepay the scheduled installments of the Term Loan in inverse order of maturity.

              (b)    MANDATORY PREPAYMENTS.

                     (i) If at any time the outstanding balance of the Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Borrowing Base, less, in each case, the outstanding Swing Line Loan at such time, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in ANNEX B to the extent required to eliminate such excess.

                     (ii) Immediately upon receipt by any Credit Party of proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by SECTION 6.8(a)) or any sale of Stock of any Subsidiary of any Credit Party, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates),
       (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with CLAUSE (c) below.

                     (iii) Within two (2) Business Days after the Borrower's or any of its Subsidiaries' receipt of any Excess Proceeds of Issuance of Stock or Indebtedness, the Borrower shall make or cause to be made a mandatory prepayment in an amount equal to one hundred percent (100%) of such Excess Proceeds of Issuance of Stock or Indebtedness. Any such prepayment shall be applied in accordance with CLAUSE (c) below.

                     (iv) Until the Termination Date, Borrower shall, within ninety (90) days after the end of each Fiscal Year (other than the Fiscal Year ending in 1998), calculate Excess Cash Flow for such Fiscal Year and shall make a mandatory prepayment of the Obligations in an amount equal to seventy-five percent (75%) of such Excess Cash Flow. The Borrower shall make an additional mandatory prepayment, to the extent 75% of Excess Cash Flow determined in accordance with the annual audited Financial Statements for the immediately preceding Fiscal Year exceeds 75% of the Borrower's preliminary calculation of Excess Cash Flow, on the earlier of the date which is ten (10) days after (A) the date on which Borrower's annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to ANNEX E or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to ANNEX E, in an amount equal to 75% of Excess Cash Flow for the immediately preceding Fiscal Year. Any prepayments from Excess Cash Flow paid pursuant to this CLAUSE (iv) shall be applied in accordance with CLAUSE (c) below. Each such prepayment shall be accompanied by a certificate signed by Borrower's chief financial officer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance satisfactory to Agent.

              (c) APPLICATION OF CERTAIN MANDATORY PREPAYMENTS. Any prepayments made by Borrower pursuant to CLAUSES (b)(ii), (b)(iii), or (b)(iv) above shall be applied as follows: FIRST, to Fees and Agent's expenses reimbursable hereunder; SECOND, to interest on the Swing Line Loan; THIRD, to principal payments on the Swing Line Loan; FOURTH, to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; FIFTH, to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in ANNEX B, ratably to the aggregate, combined principal balance of the other Loans and outstanding Letter of Credit Obligations; and SIXTH, to all other Obligations including expenses of Lenders to the extent reimbursable under SECTION 11.3 Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments.
              (d) APPLICATION OF PREPAYMENTS FROM INSURANCE PROCEEDS. Prepayments from insurance proceeds in accordance with Section 5.4(c) shall be applied as follows: insurance proceeds from casualties or losses to cash or Inventory shall be applied FIRST to the Swing Line Loans and SECOND to the Revolving Credit Advances; insurance proceeds from casualties or losses to Equipment, Fixtures and Real Property shall be applied to scheduled installments of the Term Loan in inverse order of maturity. Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments. If the precise amount of insurance proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Property are not otherwise determined, the allocation and application of those proceeds shall be determined by Agent, subject to the approval of Requisite Lenders.

              (e) Nothing in this SECTION 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction referred to in CLAUSES (b)(ii) and (b)(iii) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

              1.4 USE OF PROCEEDS. Borrower shall utilize that portion of the proceeds of the Term Loan, the Revolving Loan and the Swing Line Loan advanced on the Effective Date solely for the M&M Acquisition and Related Transactions Costs and for the financing of Borrower's ordinary working capital and general corporate needs (but excluding in any event the making of any Restricted Payment not specifically permitted by SECTION 6.14). DISCLOSURE SCHEDULE (1.4) contains a description of Borrower's sources and uses of funds as of the Effective Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

              1.5    INTEREST AND APPLICABLE MARGINS.

              (a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; (ii) with respect to the Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum; and
(iii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

              The Index Rate shall be the Commercial Paper Rate; PROVIDED, HOWEVER, that the Agent may elect, in its sole discretion, to convert the Index Rate from the Commercial Paper Rate to the Prime Rate by delivering a written notice to that effect to the Borrower at least five (5) Business Days prior to the proposed date of such conversion.

              For any day on which the Index Rate is the Prime Rate, the Borrower may elect to pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; and (ii) with respect to the Term Loan, the Applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum.

              (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

              (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

              (d) So long as an Event of Default shall have occurred and be continuing under SECTION 8.1(a), (h) or (i), or so long as any other Default or Event of Default shall have occurred and be continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percent (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("DEFAULT RATE"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such

Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

              (e) For any day on which the Index Rate is the Prime Rate, and so long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in SECTION 2.2, Borrower shall have the option to (i) request that any Revolving Credit Advances be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans,
(iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with SECTION 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $500,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 12:00 p.m. (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 12:00 p.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or the additional conditions precedent set forth in SECTION 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "NOTICE OF CONVERSION/CONTINUATION") in the form of EXHIBIT 1.5(e).

              (f)    Notwithstanding anything to the contrary set forth in this
SECTION 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "MAXIMUM LAWFUL RATE"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Effective Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in SECTIONS 1.5(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this SECTION 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in SECTION 1.11 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

              1.6. ELIGIBLE ACCOUNTS. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Accounts of Borrower shall be "ELIGIBLE ACCOUNTS" for purposes of this Agreement. In determining whether a particular Account constitutes an Eligible Account, Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Effective Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available. Eligible Accounts shall not include any Account of Borrower:

              (a)    which the Account Debtor has failed to pay within ninety
(90) days after the invoice date;
              (b)    with selling terms of more than sixty (60) days;

              (c) with respect to which the Account Debtor is an officer, employee, Affiliate or agent of the Borrower;

              (d) with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

              (e) with respect to which the Account Debtor is not a resident of the United States, and which are not either (i) covered by credit insurance in form and amount, and by an insurer, satisfactory to the Agent, or (ii) supported by one or more letters of credit that are assignable and have been delivered to the Agent in form, substance, amount and of a tenor, and issued by a financial institution, acceptable to the Agent;

              (f) with respect to which the Account Debtor is the United States or any department, agency or instrumentality of the United States, any state of the United States, or any city, town, municipality, or division thereof unless such Account has been assigned to the Agent for the benefit of the Lenders in accordance with (A) the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 203 ET SEQ.) with respect to the United States or any department, agency or instrumentality of the United States or (B) any similar statute in effect in any state of the United States, or any city, town, municipality, or division thereof with respect to such state, city, town, municipality or division;

              (g) with respect to which the Account Debtor is a subsidiary of, related to, has common shareholders, officers or directors with, or otherwise controls, is controlled by or is under common control with, the Borrower;

              (h) with respect to which the Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower to the extent of the amount by which the Borrower is or may be liable to the Account Debtor for goods sold or services rendered by the Account Debtor;

              (i) with respect to an Account Debtor whose total obligations to the Borrower exceed ten percent (10%) of the aggregate amount of all Eligible Accounts (other than an Account Debtor whose unsecured debt is rated as investment grade by Standard & Poor's Corporation and Moody's Investors Service) to the extent of the obligations of such Account Debtor in excess of such percentage;

              (j) which are subject to any unapplied debits, to the extent of such unapplied debits, and Accounts with respect to which the Account Debtor otherwise disputes liability or makes any claim with respect thereto, or is subject to any insolvency proceeding, or becomes insolvent, or goes out of business;

              (k) the collection of which the Agent believes to be doubtful by reason of the Account Debtor's financial condition;

              (l) owed by an Account Debtor that has failed to pay fifty percent (50%) or more of the aggregate amount of its accounts owed to the Borrower within ninety (90) days after the date of the applicable invoices; or

              (m) which are unacceptable to Agent in its reasonable credit judgment.

              1.7 ELIGIBLE INVENTORY. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Inventory of Borrower shall be "ELIGIBLE INVENTORY" for purposes of this Agreement. In determining whether any particular Inventory constitutes Eligible Inventory, Agent shall not include any such Inventory to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Effective Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with to Eligible Inventory in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available. Eligible
Inventory shall not include any Inventory of Borrower:

               (a) that is not owned by Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's performance with respect to that Inventory), except the Liens in favor of Agent for the benefit of the Lenders;

               (b) that is (i) not located on premises owned or leased by Borrower in the District of Columbia or any state of the United States of America or (ii) is stored with a bailee, warehouseman or similar Person, unless Agent has given its prior consent thereto and unless (x) a satisfactory bailee letter or landlord waiver has been delivered to Agent, or
(y) reserves satisfactory to Agent have been established with respect thereto, or (iii) located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

               (c) that is placed on consignment, is in transit or is otherwise not located on premises owned or leased by Borrower;

               (d) that is covered by a negotiable document of title, unless such document and evidence of acceptable insurance covering such Inventory have been delivered to Agent;

               (e) that in Agent's reasonable determination is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

               (f)  that consists of items other than (i) finished goods or
(ii) raw materials consisting of sheet metal, wire coil and bar stock;

               (g) that consists of goods which have been returned by the buyer for reason of defectiveness or are of a type which cannot be resold at the same price;

               (h) that is not of a type held for sale in the ordinary course of Borrower's business;

               (i) as to which Agent's Lien is not a first priority perfected Lien;

               (j) which consists of Contaminants or goods that can be transported or sold only with licenses that are not readily available;

               (k) that is not covered by casualty insurance acceptable to Agent;

               (l) with respect to which all or a portion of the value thereof is attributable to "freight-in" charges, to the extent of such attributable value; or

               (m) that is otherwise unacceptable to Agent in its reasonable credit judgment.

               1.8 CASH MANAGEMENT SYSTEMS. On or prior to the Effective Date, Borrower will establish and will maintain until the Termination Date, the cash management systems described on ANNEX C (the "CASH MANAGEMENT SYSTEMS").

               1.9  FEES.

               (a) Borrower shall pay to GE Capital, individually, the Fees specified in that certain fee letter of even date herewith between Borrower and GE Capital (the "GE CAPITAL FEE LETTER"), at the times specified for payment therein.

               (b) As additional compensation for the Revolving Lenders, from the date on which the Agent notifies the Borrower that its obligation to pay fees under this SECTION 1.9(b) has commenced, the Borrower agrees to pay to the Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of available funds in an amount equal to 25 basis points (0.25%) per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between (x) the Maximum Amount (as it may be reduced from time to time) and
(y) the average for the period of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which such fee is due.

               1.10 RECEIPT OF PAYMENTS. Borrower shall make each payment under this Agreement not later than 12:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the Collection Account prior to 12:00 p.m. (New York time). Payments received after 12:00 p.m. (New York time) on any Business Day shall be deemed to have been received on the following Business Day.

               1.11 APPLICATION AND ALLOCATION OF PAYMENTS.

               (a) So long as no Default or Event of Default shall have occurred and be continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Swing Line Loan and the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of SECTION 1.3(a); and (iv) mandatory prepayments shall be applied as set forth in SECTIONS 1.3(c) and 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when a Default or Event or Default shall have occurred and be continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in ANNEX B, ratably to the aggregate, combined principal balance of the other Loans and outstanding Letter of Credit Obligations; and (6) to all other Obligations including expenses of Lenders to the extent reimbursable under SECTION 11.3.

               (b) Agent is authorized, with the consent of Supermajority Revolving Lenders, to charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with SECTION 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due, even if such charges would cause the aggregate balance of the Revolving Loan and the Swing Line Loan to exceed Borrowing Availability. To the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

               1.12 LOAN ACCOUNT AND ACCOUNTING. Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books to record: all Advances and the Term Loan, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

               1.13 INDEMNITY.

               (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "INDEMNIFIED PERSON"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of (a) this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto or to the M&M Acquisition, the making of the Loans or the issuing, or causing the issuance of, Letters of Credit, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit, or any of the other transactions contemplated by the Related Transactions Documents, or (b) any Environmental Liabilities under Environmental Laws arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental condition of any Property, the presence of asbestos-containing materials at any Property or the Release or threatened Release of any Contaminant (collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, HOWEVER, that the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities to the extent caused by or resulting from the willful misconduct or gross negligence of the Indemnified Person (or any other Indemnified Person whose willful misconduct or grossly negligent acts were authorized by the Indemnified Person claiming indemnification hereunder), as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

               (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this SECTION 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

               1.14 ACCESS. Each Credit Party which is a party hereto shall, during normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as Agent determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by the Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrower shall provide Agent and each Lender with access to its suppliers and customers. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Agent may request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least ten (10) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrower.

               1.15 TAXES.

               (a) PAYMENT OF TAXES. Any and all payments by the Borrower hereunder or under any Note or other document evidencing any Obligations shall be made, in accordance with this SECTION 1.15, free and clear of and without reduction for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, duties, and all stamp, transaction or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitments and all other liabilities with respect thereto (including any related interest, penalties, fines and expenses in connection with any of them) excluding taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes imposed on Agent or any Lender by (i) the United States, (ii) the Governmental Authority of any jurisdiction in which Agent or such Lender has an office or any political subdivision thereof or (iii) the Governmental Authority in which Agent or such Lender is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, Charges, withholdings or duties, and all liabilities with respect thereto, being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to Agent or any Lender (x) the sum payable to Agent or such Lender shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this SECTION 1.15) Agent or such Lender receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrower shall make such withholding or deductions, and
(z) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

               (b) INDEMNIFICATION. The Borrower will indemnify Agent and each Lender against, and reimburse Agent and each Lender on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this SECTION 1.15 and any additional income or franchise taxes resulting therefrom) incurred or paid by Agent or such Lender or any of their respective Affiliates and any liability (including penalties, additions to tax, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable. A certificate as to any additional amount payable to any Person under this SECTION 1.15 submitted by such Person to the Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Agent and each Lender agrees, within a reasonable time after receiving a written request from the Borrower, to provide the Borrower with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Person may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this SECTION 1.15 in respect of any payments under this Agreement or under the Notes.

               (c) RECEIPTS. Within thirty (30) days after the date of any payment of Taxes by the Borrower, it will furnish to the Agent, at its address referred to in SECTION 11.10, the original or a certified copy of a receipt evidencing payment thereof.

               (d) FOREIGN LENDERS. Each Lender organized under the laws of a jurisdiction outside the United States (a "FOREIGN LENDER") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "CERTIFICATE OF EXEMPTION"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

               1.16 CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY.

               (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Effective Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

               (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or
(ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Effective Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this
SECTION 1.16(b).

               (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into an Index Rate Loan.

               (d) REPLACEMENT OF LENDER IN RESPECT OF INCREASED COSTS. Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an "AFFECTED LENDER") for payment of additional amounts or increased costs as provided in SECTION 1.15(a), 1.16(a) or 1.16(b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower, with the consent of Agent, may obtain, at Borrower's expense, a replacement Lender ("REPLACEMENT LENDER") for the Affected Lender, which Replacement Lender must be satisfactory to Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower's rights under this SECTION 1.16(d) shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to SECTIONS 1.15(a), 1.16(a) and 1.16(b).

               1.17 SINGLE LOAN. All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of its Collateral.

20   CONDITIONS PRECEDENT

2.1      CONDITIONS TO THE INITIAL LOANS.

              No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Effective Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

              (a) CREDIT AGREEMENT; LOAN DOCUMENTS. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as ANNEX D, each in form and substance satisfactory to Agent.

              (b) APPROVALS. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

              (c) OPENING AVAILABILITY. The Eligible Accounts and Eligible Inventory of Borrower supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Effective Date shall be sufficient in value, as determined by Agent, to provide Borrower with Net Borrowing Availability, after giving effect to the initial Revolving Credit Advance, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $5,000,000.

              (d) PAYMENT OF FEES. Borrower shall have paid the Fees required to be paid on the Effective Date in the respective amounts specified in
SECTION 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Effective Date.

              (e) CAPITAL STRUCTURE: OTHER INDEBTEDNESS. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.

              (f) CONSUMMATION OF RELATED TRANSACTIONS. Agent shall have received fully executed copies of the M&M Acquisition Agreement and each of the other Related Transactions Documents, each of which shall be in form and substance satisfactory to Agent and its counsel. The M&M Acquisition and the other Related Transactions shall have been consummated in accordance with the terms of the M&M Acquisition Agreement and the other Related Transactions Documents but for the payment of the cash purchase price payable on the Effective Date and the issuance of the Stock of the Borrower to the existing owners of M&M pursuant to the M&M Acquisition Agreement.

              2.2 FURTHER CONDITIONS TO EACH LOAN. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

              (a     Any representation or warranty by any Credit Party
contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

              (b     Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof as determined by the Requisite Revolving Lenders; or

              (c     (i)  Any Event of Default shall have occurred and be
continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), or (ii) a Default shall have occurred and be continuing or would result after giving effect to any Loan, and Agent or Requisite Revolving Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation so long as that Default is continuing; or

              (d     After giving effect to any Advance (or the incurrence of
any Letter of Credit Obligations), the outstanding principal amount of the Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount, less, in each case, the then outstanding principal amount of the Swing Line Loan; or

              (e     After giving effect to any Swing Line Advance, the
outstanding principal amount of the Swing Line Loan would exceed Swing Line Availability. The request and acceptance by Borrower of the proceeds of any Loan, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this SECTION 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.     REPRESENTATIONS AND WARRANTIES

              To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

              3.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; and (d) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable Requirements of Law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              3.2 EXECUTIVE OFFICES; FEIN. As of the Effective Date, the current location of each Credit Party's chief executive office and principal place of business is set forth in DISCLOSURE SCHEDULE (3.2), and none of such locations have changed within the twelve (12) months preceding the Effective Date. In addition, DISCLOSURE SCHEDULE (3.2) lists the federal employer identification number of each Credit Party.

              3.3 CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Person's Organizational Documents; (d) do not violate any Requirements of Law; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, material agreement or other material instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in SECTION 2.1(c), all of which will have been duly obtained, made or complied with prior to the Effective Date. The grant and perfection of the security interest in the Stock of the Subsidiaries of the Borrower constituting a portion of the Collateral, as contemplated by the terms of the Loan Documents, is not made in violation of the registration provisions of the Securities Act, any applicable provisions of other federal securities laws, state securities or "Blue Sky" law, foreign securities law, or applicable general corporation, limited liability company, unlimited liability company or partnership law or in violation of any other Requirements of Law. On or prior to the Effective Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

              3.4 FINANCIAL STATEMENTS AND PROJECTIONS. Except for the Projections, all Financial Statements concerning Borrower and its Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

              (a     The following Financial Statements have been delivered on
or prior to the date hereof:

                     (i     The audited consolidated and consolidating balance
       sheets at December 31, 1996 and 1997, and the related statements of income and cash flows of Borrower and its Subsidiaries for the Fiscal Years then ended, certified by Arthur Andersen, LLP.

                     (ii    The unaudited balance sheet(s) at March 29, 1998,
       and the related statement(s) of income and cash flows of Borrower and its Subsidiaries for the Fiscal Quarter ended March 29, 1998.

              (b     PRO FORMA.  The Pro Forma delivered on or prior to the date hereof was prepared by Borrower giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries dated as of July 31, 1998, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

              (c     PROJECTIONS.  The Projections delivered on or prior to the date hereof have been prepared by Borrower in light of the past operations of its businesses, but including future payments of known contingent liabilities reflected on the balance sheet, and reflect projections for the one-year period beginning on December 31, 1997, on a year by year basis. The Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Effective Date, reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein.

              3.5 MATERIAL ADVERSE EFFECT. Between December 31, 1997, and the Effective Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

              3.6 OWNERSHIP OF PROPERTY; LIENS. As of the Effective Date, the Real Property listed on DISCLOSURE SCHEDULE (3.6) constitutes all of the Real Property owned, leased, subleased, or used by any Credit Party and the addresses thereof. Each Credit Party owns good and marketable fee simple title to all of its owned Real Property, and valid and marketable leasehold interests in all of its leased Real Property. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Effective Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances and the M&M Liens, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental
Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Property and other properties and assets. As of the Effective Date, no portion of any Credit Party's Real Property has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Effective Date, all material permits required to have been issued or appropriate to enable the Real Property to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

              3.7 LABOR MATTERS. As of the Effective Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees;
(f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

              3.8 VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS. DISCLOSURE SCHEDULE (3.8) sets forth (i) the correct legal name and jurisdiction of incorporation, and the jurisdictions in which qualified to transact business as a foreign corporation, of each Credit Party, (ii) the authorized, issued and outstanding shares of each class of capital Stock of each Credit Party and the owners of such shares (other than the owners of the shares of common stock of Borrower), and (iii) a summary of the direct and indirect partnership, joint venture, or other equity interests, if any, of the Borrower and each of its Subsidiaries in any Person that is not a corporation. All of the issued and outstanding Stock of each Credit Party other than Borrower is owned by each of the stockholders and in the amounts set forth on

DISCLOSURE SCHEDULE (3.8). Other than the Stock Incentive Plan, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries.

              3.9 GOVERNMENT REGULATION. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other foreign, federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder.

              3.10 MARGIN REGULATIONS. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U or G of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "MARGIN STOCK"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

              3.11 TAXES. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, all tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in good faith by appropriate proceedings and for which such Credit Party shall have set aside on its books adequate reserves. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

              3.12   ERISA.

              (a     Except with respect to Multiemployer Plans, each Qualified
Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by the IRC or ERISA or the terms of any such Plan. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

              (b     Except as set forth in DISCLOSURE SCHEDULE (3.12): (i) no
Benefit Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Benefit Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Benefit Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) no liability under any Benefit Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

              3.13 FOREIGN EMPLOYEE BENEFIT MATTERS. Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan. The aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current Fair Market Value of the assets held in the trust or other funding vehicle for such Plan. With respect to any Foreign Employee Benefit Plan maintained or contributed to by any Credit Party or any ERISA Affiliate (other than a Foreign Pension Plan), reasonable reserves have been established to the extent required by prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Plans does not exceed the current Fair Market Value of the assets held in the trust or other funding vehicle (or reserves) for such Plan. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any Credit Party or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan.

              3.14   NO LITIGATION; NO ADVERSE EFFECTS.

              (a     No action, claim, lawsuit, demand, investigation or
proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "LITIGATION"), (i) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (ii) which has a reasonable risk of being determined adversely to any Credit Party and which, if so determined, could have a Material
Adverse Effect. Except as set forth on DISCLOSURE SCHEDULE (3.14), as of the Effective Date there is no Litigation pending or threatened which seeks injunctive relief or alleges criminal misconduct of any Credit Party or would otherwise have, or be reasonably likely to have, a Material Adverse Effect.

              (b     There is no material loss contingency within the meaning of
GAAP which has not been reflected in the consolidated financial statements of the Borrower. No Credit Party is (i) in violation of any applicable Requirements of Law which violation would have or would be reasonably likely to have a Material Adverse Effect, or (ii) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which would have or would be reasonably likely to have a Material Adverse Effect.

              3.15 BROKERS. No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

              3.16 INTELLECTUAL PROPERTY. As of the Effective Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in DISCLOSURE SCHEDULE (3.16) hereto. Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

              3.17 FULL DISCLOSURE. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

              3.18   ENVIRONMENTAL MATTERS

              (a     As of the Effective Date, except as disclosed on DISCLOSURE
SCHEDULE (3.18), to the knowledge of any Credit Party: (i) the Real Property is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Property and which would not result in Environmental Liabilities which could reasonably be expected to exceed $500,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Property which (A) require Remedial Action to be undertaken where such Remedial Action is subject to review or approval by any Governmental Authority or (B) would require a report to be made to any Governmental Authority; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $500,000; (iv) the Credit Parties have obtained or applied for, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed
$500,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any in Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $500,000; and
(vi) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statute, and to the actual knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes.

              (b     Each Credit Party hereby acknowledges and agrees that Agent
(i) is not now, and has not ever been, in control of any of the Real Property or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Property or compliance with Environmental Laws or Environmental Permits.

              3.19 INSURANCE. DISCLOSURE SCHEDULE (3.19) lists all insurance policies of any nature maintained, as of the Effective Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy, specifying (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof and (vi) the annual premium with respect thereto. Such insurance policies and programs are in amounts sufficient to cover the replacement value of the respective Property and assets of the Credit Parties.

              3.20   DEPOSIT AND DISBURSEMENT ACCOUNTS.  DISCLOSURE
SCHEDULE (3.20) lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Effective Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

              3.21 GOVERNMENT CONTRACTS. Except as set forth in DISCLOSURE SCHEDULE (3.21), as of the Effective Date:

                     (i     The Credit Parties are in compliance with all
       material terms and conditions of all applicable Requirements of Laws and all Contractual Obligations pertaining to any Government Contract;

                     (ii    No termination for default, termination for
       convenience, cure notice or show cause notice is currently in effect with respect to any Government Contract;

                     (iii   To the best of the Borrower's knowledge, no cost
       incurred pertaining to any Government Contract has been questioned or challenged, is the subject of any investigation or has been disallowed by any United States Governmental Authority;

                     (iv    To the best of the Borrower's knowledge, no money
       due to any Credit Party pertaining to any Government Contract has been withheld, or has been the subject of an attempt to withhold, or reduced through exercise of a right of set-off or otherwise;

                     (v      There exist (A) no outstanding material Claims
       against any Credit Party or any Property, either by a United States Governmental Authority or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; and (B) no material disputes between the Borrower or any of its Subsidiaries, on the one hand, and any United States Governmental Authority, any prime contractor, subcontractor, vendor or other third party, on the other hand, arising under or relating to any Government Contract;

                     (vi    The Borrower's cost accounting and procurement
       systems with respect to Government Contracts are in compliance in all material respects with all applicable Requirements of Law; and

                     (vii   All Government Contracts and bids (A) are being
       performed or were submitted, as the case may be, in the ordinary course of business and (B) are or would be, as the case may be, capable of performance in accordance with their terms without loss (determined in accordance with GAAP, consistently applied).

              3.22 CUSTOMER AND TRADE RELATIONS. As of the Effective Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: (i) the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit
Party; or (ii) the business relationship of any Credit Party with any supplier material to its operations.

     3.23 SOLVENCY. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Effective Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower, (c) the M&M Acquisition and the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is Solvent.

     3.24 YEAR 2000 REPRESENTATIONS. Each Credit Party has completed a Year 2000 Assessment and a Year 2000 Corrective Plan.

     3.25 M&M ACQUISITION AGREEMENT. As of the Effective Date, Borrower has delivered to Agent a complete and correct copy of the M&M Acquisition Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No Credit Party and no other Person party thereto is in default in the performance or compliance with any provisions thereof. The M&M Acquisition Agreement complies with, and the M&M Acquisition will be consummated in accordance with, all applicable Requirements of Law. The M&M Acquisition Agreement is in full force and effect as of the Effective Date, has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over Sellers, any Credit Party and other Persons referenced therein, with respect to the transactions contemplated by the M&M Acquisition Agreement, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the M&M Acquisition Agreement or to the conduct by any Credit Party of its business thereafter. To the best of each Credit Party's knowledge, none of the Sellers' representations or warranties in the M&M Acquisition Agreement contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading. Each of the representations and warranties given by each applicable Credit Party in the M&M Acquisition Agreement is true and correct in all material respects.

     3.26 ELIGIBLE ACCOUNTS. From and after the Effective Date, the Eligible Accounts are, as of the date as of which any Revolving Loan is made or requested or any Letter of Credit is issued hereunder or a Borrowing Base Certificate is delivered, bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of the Borrower's business, unconditionally owed to the Borrower without defenses, disputes, offsets, counterclaims or rights of return other than in the ordinary course of business. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. The Borrower has not received notice of actual or imminent bankruptcy, insolvency, or the material impairment of the financial condition of any Account

Debtor at the time an Eligible Account due from such Account Debtor is created or first included in the Borrowing Base.

     3.27 ELIGIBLE INVENTORY. From and after the Effective Date, all Eligible Inventory is, as of the date as of which any Revolving Loan is made or requested or any Letter of Credit is issued hereunder or a Borrowing Base Certificate is delivered, of good and merchantable quality, free from material defects.

4.   FINANCIAL STATEMENTS AND INFORMATION

     4.1    REPORTS AND NOTICES.

     (a     Each Credit Party executing this Agreement hereby agrees that from and after the Effective Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in ANNEX E.

     (b     Each Credit Party executing this Agreement hereby agrees that from and after the Effective Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of EXHIBIT 4.1(b)) at the times, to the Persons and in the manner set forth in ANNEX F.

     4.2 COMMUNICATION WITH ACCOUNTANTS. Each Credit Party executing this Agreement authorizes Agent and, so long as a Default or Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its independent certified public accountants including Arthur Andersen, LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.   AFFIRMATIVE COVENANTS

     Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

     5.1 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Each Credit Party shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (d) transact business only in such corporate and trade names as are set forth in DISCLOSURE SCHEDULE (5.1).

     5.2    PAYMENT OF OBLIGATIONS.

     (a     Subject to SECTION 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (ii) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

     (b     Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in
SECTION 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (ii) no Lien shall be imposed to secure payment of such Charges that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this SECTION 5.2(b) are no longer met, and (v) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

     5.3 BOOKS AND RECORDS. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as DISCLOSURE SCHEDULE (3.4(a)).

     5.4    INSURANCE; DAMAGE TO OR DESTRUCTION OF COLLATERAL.

     (a     The Credit Parties shall, at their sole cost and
expense, maintain the policies of insurance described on DISCLOSURE SCHEDULE (3.19) as in effect on the date hereof or otherwise in form and amounts and with insurers acceptable to Agent. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

     (b     Agent reserves the right at any time upon any change in any
Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

     (c     Each Credit Party shall deliver to Agent, in form and
substance satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $5,000,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Each Credit Party shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with SECTION 1.3(d), provided that in the case of insurance proceeds pertaining to any Credit Party other than Borrower, such insurance proceeds shall be applied to the Loans owing by Borrower, or permit or require such Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $5,000,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with SECTION 1.3(d); provided further that in the case of insurance proceeds pertaining to any Credit Party other than Borrower, such insurance proceeds shall be applied to the Loans owing by Borrower. All insurance proceeds which are to be made available to Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to such Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request a Revolving Credit Advance be made to such Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in SECTION 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with SECTION 1.3(d); provided that in the case of insurance proceeds pertaining to any Credit Party other than Borrower, such insurance proceeds shall be applied to the Loans owing by Borrower.

     5.5 COMPLIANCE WITH LAWS. Each Credit Party shall comply with all federal, state, local and foreign laws, rules and regulations applicable to such Credit Party and to its property, assets and operations, including those laws, rules and regulations relating to ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.6 SUPPLEMENTAL DISCLOSURE. From time to time as may be requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Effective Date.

     5.7 INTELLECTUAL PROPERTY. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

     5.8 ENVIRONMENTAL MATTERS. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Property in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to maintain the value and marketability of the Real Property or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Property; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Property which is reasonably likely to result in Environmental Liabilities in excess of $25,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $250,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Property, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Property for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

     5.9 LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS AND BAILEE LETTERS. Each Credit Party (other than, prior to the Refinancing Date, M&M) shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location, and shall otherwise be satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Effective Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Effective Date (or, if later, as of the date such location is acquired or leased), Borrower's Eligible Inventory at that location shall, in Agent's discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agent in its reasonable credit judgment. After the Effective Date, no real property or warehouse space shall be leased or acquired by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Effective Date without the prior written consent of Agent (which consent, in Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Agent) or, unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

     5.10 FURTHER ASSURANCES. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.
Without limiting the generality of the foregoing, each Credit Party hereby agrees and covenants to amend, supplement or otherwise modify, within ninety
(90) days after the Effective Date, all Collateral Documents and financing statements entered into in connection with the Existing Credit Agreement which create or perfect a Lien under the laws, rules or regulations of any foreign jurisdiction, in order to continue the perfection of the Liens of Agent, on behalf of Lenders, in the Collateral subject to such Liens.

     5.11 YEAR 2000 PROBLEMS. On or prior to August 27, 1998, each Credit Party shall deliver to the Agent a Year 2000 Assessment and a Year 2000 Corrective Plan. On or prior to November 30, 1998, each Credit Party shall complete Year 2000 Corrective Actions. On or before January 29, 1999, each Credit Party shall complete Year 2000 Implementation Testing. On or before March 31, 1999, each Credit Party shall eliminate all Year 2000 Problems, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

     5.12 ERISA COMPLIANCE. Each Credit Party shall, and shall cause each of its Domestic Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations thereunder and the respective requirements of the governing documents for such Plans.

     5.13 FOREIGN EMPLOYEE BENEFIT PLAN COMPLIANCE. Each Credit Party shall cause each of its Foreign Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws and regulations applicable thereto and the respective requirements of the governing documents for such Plans.

     5.14 GOVERNMENT CONTRACT COMPLIANCE. Each Credit Party shall (a) maintain all Permits pertaining to Government Contracts required to operate such Credit Party's business as it is currently conducted, including, without limitation, (i) all Facility Security Clearance(s) and Personnel Security Clearance(s), (ii) all certifications of products manufactured by such Credit Party which are on the "Qualified Products List" of any United States Governmental Authority, and (iii) all Export Licenses and other similar Permits; and (b) comply in all material respects with all applicable Requirements of Law and Contractual Obligations pertaining to each Government Contract.

     5.15 FUTURE LIENS ON REAL PROPERTY. Each Credit Party (other than, prior to the Refinancing Date, M&M) shall execute and deliver to the Agent, immediately upon the acquisition or leasing of any Real Property, a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien upon any such Real Property, lease or interest, together with such title insurance policies (mortgagee's form), certified surveys, appraisals, and local counsel opinions with respect thereto and such other agreements, documents and instruments which the Agent deems necessary or desirable, the same to be in form and substance substantially the same as the mortgages and other Loan Documents relating to Real Property executed and delivered in connection with the Existing Credit Agreement, and to be subject only to (a) Liens permitted under SECTION 6.7 and (b) such other Liens as the Agent may reasonably approve, it being understood that the granting of such additional security for the Obligations is a material inducement to the execution and delivery of this Agreement by the Agent and the Lenders.

     5.16 NEWLY ACQUIRED SUBSIDIARIES; EXECUTION OF GUARANTY; PLEDGE OF CAPITAL STOCK. The Borrower shall cause each Domestic Subsidiary that the Borrower acquires directly or indirectly after the Effective Date (other than, prior to the Refinancing Date, M&M) to execute and deliver to the Agent, promptly after such Domestic Subsidiary is so acquired, a Guaranty and any other security document requested by the Agent. The Borrower or the Subsidiary of the Borrower that directly acquires the new Subsidiary shall, promptly after such new Subsidiary is so acquired, pledge all of the capital Stock of, and other equity interests in, such Subsidiary to the Agent for the benefit of the Lenders pursuant to the Borrower Pledge Agreement (if the new Subsidiary is acquired directly by the Borrower) or other agreement with terms and conditions substantially identical thereto, and shall promptly execute such stock powers, deliver such certificates and take such other action as the Agent shall reasonably request in order to allow the Agent to perfect its security interest in such capital Stock or other equity interests.

6.   NEGATIVE COVENANTS

     Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

     6.1    MERGERS, SUBSIDIARIES, ETC.

     (a) No Credit Party shall directly or indirectly, by operation of law or otherwise, form or acquire any Subsidiary (other than M&M Acquisition Co.), or merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person (other than M&M). Notwithstanding the foregoing, Borrower or any wholly owned Subsidiary of Borrower may acquire all or substantially all of the assets or capital Stock of any Person (the "TARGET") (in each case, a "PERMITTED ACQUISITION") subject to the satisfaction of each of the following conditions:

          (i) the Agent shall receive at least thirty (30) Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition (including, without limitation, a summary of any environmental, health or safety claims, liabilities and costs resulting from the proposed Permitted Acquisition);

          (ii) such Permitted Acquisition shall only involve a business, or those assets of a business, located in the United States or Canada and comprising a business, or those assets of a business, of the type engaged in by the Borrower as of the Effective Date (but in no event shall such acquired business engage primarily in the treatment, recycling, storage or disposal of any Contaminant), and which acquired business would not subject the Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to the Borrower prior to such Permitted Acquisition;

          (iii) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors and shareholders (or equivalent governing bodies), as necessary;

          (iv)   no additional Indebtedness, Accommodation
     Obligations, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrower and Target after giving effect to such Permitted Acquisition, except (A) Loans made hereunder, (B) ordinary course trade payables, accrued expenses and unsecured Indebtedness of the Target to the extent no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition and (C) Indebtedness assumed pursuant to a Permitted Acquisition, PROVIDED that (x) the aggregate principal amount of such

     Indebtedness shall be included in determining the amount of the Investment in such Permitted Acquisition and (y) such Indebtedness shall be paid in full on or before the second Business Day after the closing of such Permitted Acquisition;

          (v)    the amount of the Investment in such Permitted
     Acquisition shall not exceed $3,000,000 nor shall the aggregate amount of all Investments in Permitted Acquisitions in any Fiscal Year exceed $10,000,000;

          (vi) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances and Liens which (A) do not apply to any Property of the Borrower or its Subsidiaries other than the assets acquired in the Permitted Acquisition and (B) are removed no later than the second Business Day after the closing of the Permitted Acquisition);

          (vii)  at or prior to the closing of any Permitted
     Acquisition, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances and other Liens described in CLAUSE
     (vi) of this SECTION 6.1(a)) in all assets acquired pursuant thereto or in the assets and capital stock of the Target, and Borrower and the Target shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

          (viii) within twenty (20) Business Days after the date of such Permitted Acquisition, the Agent shall have received the agreements entered into in connection with the Permitted Acquisition and all opinions, certificates, lien search results, environmental reports, title insurance policies, evidence of compliance with (or exemption from) bulk sales laws, surveys, zoning letters, certificates of occupancy, appraisals and other documents reasonably requested by the Agent, including an assignment of rights in respect of the Borrower's rights under the related Permitted Acquisition agreements, which assignment shall be expressly permitted under such Permitted Acquisition agreement or shall have been consented to by the Target in writing; and

          (ix) at the time of such Permitted Acquisition and after giving effect thereto, no Potential Event of Default or Event of Default shall have occurred and be continuing or would result therefrom.

     Notwithstanding the foregoing, the Accounts and Inventory of the Target shall not be included in Eligible Accounts and Eligible Inventory without the prior written consent of Agent and Requisite Revolving Lenders.

     (b) The Credit Parties shall not, and shall cause their Foreign Subsidiaries (other than Kaynar Femipari) not to, increase the value of any such Subsidiary's assets by more than 25% of the value of such Subsidiary as of the Effective Date unless the Credit Parties shall have taken, and shall have caused such Subsidiaries to have taken, all actions requested by the

Agent to register and otherwise perfect the Lenders' security interest in 65% of the capital Stock of such Subsidiaries under applicable Requirements of Law.

         (c) The Credit Parties shall not, and shall cause Kaynar Femipari not to, allow the value of Kaynar Femipari's assets to exceed $3,000,000 at any time.

         6.2. INVESTMENTS; LOANS AND ADVANCES. Except as otherwise expressly permitted by this SECTION 6, no Credit Party shall make or permit to exist any Investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except:

              (i)    so long as Agent has not delivered an Activation
    Notice, Borrower may make Investments in the aggregate, subject to Control Letters in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders, in Cash Equivalents; PROVIDED that at any time Revolving Loans are outstanding, the amount of such Investments shall not exceed $1,000,000;

              (ii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

              (iii) contributions to and payments of benefits under any Plan (in accordance with the terms of the Plan) permitted by this Agreement;

              (iv) Investments arising from intercompany loans which are permitted under SECTIONS 6.3(vii) and (x);

              (v) Investments (in an aggregate unrecovered amount not to exceed $5,000,000) by the Borrower in Kaynar U.K. and by Kaynar U.K. in Recoil U.K., including, without limitation, the Borrower's ownership of the Stock of Kaynar U.K. and Kaynar U.K.'s ownership of the Stock of Recoil U.K.;

              (vi) Investments (in each case in an aggregate unrecovered amount not to exceed $16,000,000) by the Borrower in Recoil Holdings and Recoil Australia Holdings and by Recoil Holdings and Recoil Australia Holdings in Recoil, including, without limitation, the Borrower's ownership of the Stock of Recoil Holdings and Recoil Australia Holdings and Recoil Holdings's and Recoil Australia Holdings's ownership of the Stock of Recoil;

              (vii) Investments (in an aggregate unrecovered amount not to exceed $3,000,000) by the Borrower in Kaynar Femipari, including, without limitation, the Borrower's ownership of the Stock of Kaynar Femipari;

              (viii) Investments (in an aggregate unrecovered amount not to exceed $100,000) by the Borrower in Recoil Delaware, including, without limitation, the Borrower's ownership of the Stock of Recoil Delaware;

              (ix) Investments (in an aggregate unrecovered amount not to exceed $1,000,000) by the Borrower in Recoil Holdings and Recoil Australia Holdings and by Recoil Holdings and Recoil Australia Holdings in Recoil Thailand and Recoil Singapore, including, without limitation, the Borrower's ownership of the Stock of Recoil Holdings and Recoil Australia Holdings and the ownership by Recoil Holdings and Recoil Australia Holdings of the Stock of Recoil Thailand and Recoil Singapore;

              (x) Investments in the Borrower's Subsidiaries (other than those permitted by CLAUSES (v) through (ix)) in existence, and in the unrecovered amounts, on the Effective Date; and

              (xi)    Permitted Acquisitions.

         6.3    INDEBTEDNESS.

         (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication)

              (i)    the Obligations;

              (ii) trade payables, wages and other accrued expenses incurred in the ordinary course of business;

              (iii)  Related Transactions Costs;

              (iv)   to the extent permitted by ANNEX G or SECTION
    6.7(iii) and in any event in an aggregate amount not to exceed $25,000,000 at any time, Capital Leases and purchase money Indebtedness incurred to finance the acquisition of fixed assets, and Indebtedness incurred to refinance such Capital Leases and purchase money
    Indebtedness;

              (v) Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to SECTION 1.15;

              (vi) Indebtedness constituting Accommodation Obligations permitted by SECTION 6.6;

              (vii) Indebtedness arising from intercompany loans from any of Borrower's wholly owned Subsidiaries to the Borrower, PROVIDED, that all such Indebtedness shall be evidenced by promissory notes and shall be subordinated in right of payment to the Obligations;

              (viii) Indebtedness with respect to reasonable warranties and indemnities made under any agreements for asset sales permitted under
    SECTION 6.8;

              (ix)   Permitted Existing Indebtedness;

              (x) Indebtedness of M&M in an aggregate amount not to exceed $11,000,000 assumed in connection with the M&M Acquisition; and

              (xi) Indebtedness arising from intercompany loans from the Borrower to Recoil of up to $6,000,000 as evidenced by a promissory note dated May 29, 1998 which has been delivered to the Lender pursuant to the Security Agreement, together with an endorsement in blank relating thereto.

         (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations, (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with SECTIONS 6.8(b) or (c), and (iii) other Indebtedness (excluding Subordinated Debt) not in excess of $3,000,000.

         6.4 EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS. No Credit Party shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary, on terms that are less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this
SECTION 6.4 shall prohibit (i) any transaction expressly permitted by SECTIONS 6.3, 6.6 or 6.14; (ii) increases in compensation and benefits for officers and employees of a Credit Party which are customary in the industry or consistent with the past business practice of such Credit Party, PROVIDED that no Default or Event of Default has occurred and is continuing; (iii) payment of customary directors' fees and indemnities; (iv) performance of any obligations arising under the Related Transactions Documents; (v) transactions between the Borrower and any of its Subsidiaries, PROVIDED that no Default or Event of Default results therefrom; or (vi) the grant of Awards to Eligible Persons under (and, in each case, as defined in) the Stock Incentive Plan, PROVIDED that no Default or Event of Default results therefrom.

         6.5 CAPITAL STRUCTURE AND BUSINESS. No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described on DISCLOSURE SCHEDULE (3.8), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except that Borrower may (i) issue Stock in connection with a Permitted Acquisition, (ii) issue shares of unregistered common Stock, with an aggregate Fair Market Value of not more than $10,000,000, in connection with the M&M Acquisition and (iii) make a Public Offering of its common Stock so long as (A) the proceeds thereof are applied in prepayment of the Obligations as required by SECTION 1.3(b)(iii), and (B) no Change of Control occurs after giving effect thereto or (c) amend its Organizational Documents in a manner which would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

         6.6 ACCOMMODATION OBLIGATIONS. No Credit Party shall directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

              (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

              (ii) Accommodation Obligations of the Borrower with respect to Indebtedness of M&M assumed in connection with the M&M Acquisition (to the extent permitted by SECTION 6.3(a)(x)); PROVIDED that such Accommodation Obligations shall be terminated and unconditionally released no later than 180 days after the Effective Date;

              (iii)  Permitted Existing Accommodation Obligations; and

              (iv)   Accommodation Obligations arising under the Loan
    Documents.

         6.7 LIENS. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except:

              (i)    Liens created by the Loan Documents;

              (ii)   Permitted Encumbrances;

              (iii) purchase money Liens (including the interest of a lessor under a Capital Lease or an Operating Lease having substantially the same economic effect and Liens to which any Property is subject at the time of the Credit Party's purchase thereof) securing an amount not to exceed $3,000,000 in the aggregate at any time or from time to time, PROVIDED, that such Liens shall not apply to any Property of the Borrower or its Subsidiaries other than that purchased or subject to such Capital Lease;

              (iv)   M&M Liens; and

              (v)    Permitted Existing Liens.

In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto or (in the case of M&M) Indebtedness permitted by SECTION 6.3(a)(x).

         6.8 SALE OF STOCK AND ASSETS. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its Property or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than:

              (i) the sale of Property having an aggregate Fair Market Value of not more than $1,000,000 in any Fiscal Year for cash consideration not less than the Fair Market Value thereof, PROVIDED that the Borrower complies with the mandatory prepayment provisions set forth in SECTION 1.3;

              (ii) the transfer of Property from a Subsidiary of the Borrower to the Borrower;

              (iii) the sale of Inventory in the ordinary course of business;

              (iv) the disposition of Equipment if (A) such Equipment is obsolete or no longer useful in the ordinary course of the Borrower's or such Subsidiary's business, PROVIDED, that the aggregate Fair Market Value of all such Equipment disposed of in any Fiscal Year shall not exceed $500,000, or (B) within six (6) months after such disposition, the proceeds therefrom are either (I) used to finance the purchase of replacement Equipment and the Borrower delivers to the Agent evidence of such use and that the replacement Equipment is free and clear of all Liens except those created under the Loan Documents or (II) delivered to the Agent for application to the repayment of the Obligations;

              (v) the licensing of General Intangibles as permitted by the Loan Documents;

              (vi) the merger of M&M with and into M&M Acquisition Co. pursuant to the M&M Acquisition; and

              (vii)  any Investment permitted under SECTION 6.2.

         6.9    ERISA.  No Credit Party shall:

              (i) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

              (ii)   permit to exist any accumulated funding deficiency
    (as defined in Sections 302 of ERISA and 412 of the IRC), with respect to any Benefit Plan, whether or not waived;

              (iii) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

              (iv) establish, maintain or otherwise become liable with respect to, or permit any ERISA Affiliate to establish, maintain or otherwise become liable with respect to, any Benefit Plan;

              (v) fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate is required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

              (vi) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

              (vii) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC;

              (viii) permit any unfunded liabilities with respect to any Foreign Pension Plan; or

              (ix) fail, or permit any of its Subsidiaries or ERISA Affiliates to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment.

         6.10 FINANCIAL COVENANTS. Borrower shall not breach or fail to comply with any of the Financial Covenants (the "FINANCIAL COVENANTS") set forth in ANNEX G.

         6.11 HAZARDOUS MATERIALS. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Property where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Property or any of the Collateral, other than such violations or Environmental Liabilities which could not reasonably be expected to have a Material Adverse Effect.

         6.12 SALE-LEASEBACKS. No Credit Party shall become liable, directly, by assumption or by Accommodation Obligation, with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease.

         6.13 CANCELLATION OF INDEBTEDNESS. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

         6.14 RESTRICTED PAYMENTS. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrower and Guarantors to the extent permitted by SECTION 6.3 above, (b) dividends and distributions by Subsidiaries of Borrower paid to Borrower, (c) employee loans permitted under SECTION 6.4 above and (d) the grant of Awards to Eligible Persons under (and, in each case, as defined in) the Stock Incentive Plan.

         6.15 CHANGE OF CORPORATE NAME OR LOCATION; CHANGE OF FISCAL YEAR. No Credit Party shall (a) change its corporate name, or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any

Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

         6.16 RESTRICTION ON FUNDAMENTAL CHANGES. No Credit Party shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of such Credit Party's business or Property, whether now or hereafter acquired, except for (i) transactions permitted under SECTION 6.8 and
(ii) a merger of Recoil Holdings and Recoil Australia Holdings, PROVIDED that such merger will not result in any adverse tax consequences to Recoil Holdings, Recoil Australia Holdings, Recoil or the Lenders.

         6.17 NO IMPAIRMENT OF INTERCOMPANY TRANSFERS. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower.

         6.18 NO SPECULATIVE TRANSACTIONS. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

         6.19 CHANGES RELATING TO SUBORDINATED DEBT. No Credit Party shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to any Credit Party, Agent or any Lender.

7.     TERM

         7.1 TERMINATION. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

         7.2 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENTS. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided however, that in all events the provisions of
SECTION 11, the payment obligations under SECTIONS 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.     EVENTS OF DEFAULT: RIGHTS AND REMEDIES

         8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

         (a) Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's demand for such reimbursement or payment of expenses.

         (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of SECTIONS 1.14, 5.1, 5.8 or 6, or any of the provisions set forth in ANNEX G, respectively.

         (c) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this SECTION 8.1) and the same shall remain unremedied for fifteen (15) days or more.

         (d) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $100,000 in the aggregate, or
(ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $100,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

         (e) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

         (f)    Any Change of Control shall occur.

         (g)    INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

              (i) An involuntary case shall be commenced against any Credit Party and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable Requirements of Law; or the board of directors of any Credit Party (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

              (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party or over all or a substantial part of the Property of any Credit Party shall be entered; or an interim receiver, trustee or other custodian of any Credit Party or of all or a substantial part of the Property of any Credit Party shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of any Credit Party shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the board of directors of any Credit Party (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

         (h)    VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.  Any
Credit Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or any Credit Party shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due.

         (i) JUDGMENTS AND ATTACHMENTS. Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against any Credit Party or any of their respective assets involving in any case an amount in excess of $500,000 is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

         (j) DISSOLUTION. Any order, judgment or decree shall be entered against any Credit Party decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or any Credit Party shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

         (k) LOAN DOCUMENTS; FAILURE OF SECURITY. At any time, for any reason, (i) any Loan Document ceases to be in full force and effect or any Credit Party party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or any Credit Party seeks to render such Liens, invalid and unperfected, or (ii) Liens in favor of the Agent contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated by this Agreement or the Loan Documents.

         (l) TERMINATION EVENT. Any Termination Event occurs which the Agent believes could reasonably be expected to subject either the Borrower or any ERISA Affiliate to liability in excess of $250,000.

         (m) WAIVER APPLICATION. The plan administrator of any Benefit Plan applies under Section 412(d) of the IRC for a waiver of the minimum funding standards of Section 412(a) of the IRC and the Agent believes that the substantial business hardship upon which the application for the waiver is based could subject either the Borrower or any ERISA Affiliate to liability in excess of $250,000.

         (n) SUSPENSIONS, DEBARMENT. Any suspension or debarment with respect to Government Contracts is imposed on the Borrower, any of its Subsidiaries or any of their respective directors, officers, employees, consultants or agents.

         (o) MATERIAL ADVERSE CHANGE. An event shall exist which has a Material Adverse Effect.

              An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with SECTION 11.2.

         8.2  REMEDIES.

         (a) If any Event of Default shall have occurred and be continuing, or if a Default shall have occurred and be continuing and Agent or Requisite Revolving Lenders shall have determined not to make any Advances or incur any Letter of Credit Obligations so long as that specific Default is continuing, Agent may (and at the written request of the Requisite Revolving Lenders shall), without notice, suspend the Revolving Loan facility with respect to further Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Advances and Letter of Credit Obligations shall be made or extended in Agent's sole discretion (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

         (b) If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations;
(ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in ANNEX B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; and
(iii) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in SECTIONS 8.1(g), (h) or (i), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

         8.3 WAIVERS BY CREDIT PARTIES. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.  ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

         9.1  ASSIGNMENT AND PARTICIPATIONS.

         (a) The Credit Parties signatory hereto consent to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Agent (which shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an "ASSIGNMENT AGREEMENT") substantially in the form attached hereto as EXHIBIT 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this SECTION 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender." In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this SECTION 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, however, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

         (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of SECTIONS 1.13, 1.15, 1.16 and

9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

         (c) Except as expressly provided in this SECTION 9.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

         (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this SECTION
9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in SECTION 3.4(c).

         (e)  A Lender may furnish any information concerning Credit
Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in SECTION 11.8.

         9.2 APPOINTMENT OF AGENT. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this SECTION 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

         If Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders, or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable.

         9.3 AGENT'S RELIANCE, ETC. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         9.4 GE CAPITAL AND AFFILIATES. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans, GE Capital as a stockholder of Borrower, and GE Capital as Agent.

         9.5 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in SECTION 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

         9.6 INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or wilful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

         9.7 SUCCESSOR AGENT. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this SECTION 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

         9.8 SETOFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Lender's obligation under this SECTION 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under SECTION 1.1. Borrower and each Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

         9.9 ADVANCES; PAYMENTS; NON-FUNDING LENDERS; INFORMATION; ACTIONS IN CONCERT.

         (a)  ADVANCES; PAYMENTS.

              (i) Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with CLAUSES (iii) and (iv) of
         SECTION 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving
         Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in ANNEX H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan.
         After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

              (ii) On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of $2,000,000 are received with respect to the Loans (other than the Swing Line Loan) (each, a "SETTLEMENT DATE"), Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata
         Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement
         Date, Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of that Lender on the Loans held by it. To the extent that any Lender (a "NON-FUNDING LENDER") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in ANNEX H or the applicable Assignment Agreement) not later than 1:00 p.m. (New York time) on the next Business Day following each Settlement Date.

         (b) AVAILABILITY OF LENDER'S PRO RATA SHARE. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this SECTION 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

         (c)  RETURN OF PAYMENTS.

              (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

              (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

         (d) NON-FUNDING LENDERS. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Revolving Lender (each such other Revolving Lender, an "OTHER LENDER") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders", "Requisite Revolving Lenders" or "Supermajority Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

         (e) DISSEMINATION OF INFORMATION. Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with ANNEXES E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

         (f) ACTIONS IN CONCERT. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

10.  SUCCESSORS AND ASSIGNS

         10.1 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders.
Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.    MISCELLANEOUS

              11.1 COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in SECTION 11.2 below. Any letter of interest, commitment letter and/or fee letter (other than the GE Capital Fee Letter) between any Credit Party and Agent or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

              11.2   AMENDMENTS AND WAIVERS.

              (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower, and by Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable. Except as set forth in CLAUSES (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

              (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of the Borrowing Base, or which makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in SECTIONS 1.6 and 1.7, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Revolving Lenders and Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in
SECTION 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Agent or Requisite Revolving Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Advances or Letter of Credit Obligations pursuant to
SECTION 8.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in SECTION 2.2 unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower.

              (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and
(vii) amend or waive this SECTION 11.2 or the definitions of the terms "Requisite Lenders", "Requisite Revolving Lenders" or "Supermajority Revolving Lenders" insofar as such definitions affect the substance of this SECTION 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
SECTION 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

              (d) If, in connection with any proposed amendment, modification, waiver or termination (a "PROPOSED CHANGE"):

                     (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this CLAUSE (i) and in CLAUSES (ii),
       (iii) and (iv) below being referred to as a "NON-CONSENTING LENDER"), or

                     (ii) requiring the consent of Supermajority Revolving Lenders, the consent of Requisite Revolving Lenders is obtained, but the consent of Supermajority Revolving Lenders is not obtained, or

                     (iii) requiring the consent of Requisite Revolving Lenders, the consent of Revolving Lenders holding 51% or more of the aggregate Revolving Loan

       Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained, or

                     (iv) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrower's request Agent, or a Person acceptable to Agent, shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

              (e) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under SECTION 1.13), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

              11.3 FEES AND EXPENSES. Borrower shall reimburse Agent for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Borrower shall reimburse Agent (and, with respect to CLAUSES (c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

              (a) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of the Loans;

              (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

              (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

              (d) any attempt to enforce any remedies of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

              (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

              (f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of CLAUSES (a) through (f) above, all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this SECTION 11.3 shall be payable, on demand, by Borrower to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

              11.4 NO WAIVER. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of SECTION 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

              11.5 REMEDIES. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

              11.6 SEVERABILITY. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

              11.7 CONFIDENTIALITY. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this
SECTION 11.7 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in CLAUSE (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advise of Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of Agent or such Lender.

              11.8 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

              11.9   CERTAIN CONSENTS AND WAIVERS OF THE BORROWER.

              (a)    PERSONAL JURISDICTION.

                     (i) EACH OF THE AGENT, EACH LENDER AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY CALIFORNIA STATE COURT OR FEDERAL COURT SITTING IN LOS ANGELES, CALIFORNIA, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE BORROWER IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION AS ITS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

                     (ii) THE BORROWER AGREES THAT THE AGENT AND ANY LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION WHICH IS NECESSARY OR DESIRABLE TO ENABLE THE AGENT OR SUCH LENDER TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT OR SUCH LENDER. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT OR ANY LENDER TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT OR SUCH LENDER. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT OR

       ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

              (b) SERVICE OF PROCESS. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWER'S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

              11.10 NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and four (4) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
SECTION 11.10) or (c) when delivered, if hand-delivered by reputable overnight courier or messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on ANNEX I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated on ANNEX I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

              11.11 SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

              11.12 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

              11.13 PRESS RELEASES. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrower's consent which shall not be unreasonably withheld or delayed.

              11.14 REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

              11.15 COUNTERPARTS; EFFECTIVENESS; INCONSISTENCIES. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective as of the date when all of the conditions set forth in SECTION 2.1 have been satisfied or duly waived in accordance with SECTION 11.2 (the "EFFECTIVE DATE"). Subject to the provisions of this Agreement (including, without limitation, the preliminary statements hereto), this Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

              11.16 ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of SECTIONS 11.9 and 11.12, with its counsel.

              11.17 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

              11.18 NO NOVATION. This Agreement is an amendment and restatement of the Existing Credit Agreement. The parties hereto hereby acknowledge and agree as follows:

              (a) The Term Notes delivered by the Borrower to Agent on the Effective Date (i) are given in renewal of and rearrangement and substitution, but not in payment, for (A) the "Term Note" (as defined in the Existing Credit Agreement) and (B) that portion of the "Revolving Credit Note" (as defined in the Existing Credit Agreement) evidencing the revolving loans under the Existing Credit Agreement being converted to a Term Loan hereunder as set forth in
SECTION 1.1(d) and (ii) evidence the additional Term Loan made on the Effective Date.

              (b) The Revolving Notes delivered by the Borrower to Agent on the Effective Date (i) are given in renewal of and rearrangement and substitution, but not in payment, for that portion of the "Revolving Credit Note" (as defined in the Existing Credit Agreement) evidencing the revolving loans under the Existing Credit Agreement not being converted to a Term Loan hereunder and (ii) evidence the Revolving Loan Commitment as of the Effective Date.

              (c) This Agreement and the delivery of the substitute Term Notes and Revolving Notes pursuant hereto are in no way intended to constitute a novation of the Existing

Credit Agreement, such "Term Note," such "Revolving Credit Note" or the outstanding principal amount of the Indebtedness evidenced by any of them.

              IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.



BORROWER:                   KAYNAR TECHNOLOGIES INC.



                                   By:
                                       -----------------------------
                                       Name:
                                       Title:


AGENT:                      GENERAL ELECTRIC CAPITAL CORPORATION



                                   By:
                                       -----------------------------
                                       Name:
                                       Authorized Signatory


LENDER:                            GENERAL ELECTRIC CAPITAL CORPORATION



                                   By:
                                       -----------------------------
                                       Name:
                                       Authorized Signatory





               SIGNATURE PAGE 1 OF 2  SECOND AMENDED & RESTATED CREDIT AGMT

              The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

CREDIT PARTIES:                    RECOIL INC.



                                   By:
                                       -----------------------------
                                       Name:
                                       Title:

                                   RECOIL HOLDINGS, INC.



                                   By:
                                       -----------------------------
                                       Name:
                                       Title:

                                   RECOIL HOLDINGS AUSTRALIA, INC.



                                   By:
                                       -----------------------------
                                       Name:
                                       Title:

                                   KTIC ACQUISITION CORP.



                                   By:
                                       -----------------------------
                                       Name:
                                       Title:





               SIGNATURE PAGE 2 OF 2  SECOND AMENDED & RESTATED CREDIT AGMT

                                  ANNEX A (Recitals)
                                          to
                                   CREDIT AGREEMENT

                                     DEFINITIONS

              Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all Section references in the following definitions shall refer to Sections of the Agreement:

              "ACCOMMODATION OBLIGATION" shall mean any Contractual Obligation, contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received. The amount of any Accommodation Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported; PROVIDED, that (i) if the liability of the Person extending such guaranty or support is limited with respect thereto to an amount less than the obligation guaranteed or supported, or is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Accommodation Obligation shall be limited (in the case of a guaranty or other support limited by amount) to such lesser amount or (in the case of a guaranty or other support limited by recourse to a particular asset or assets) to the higher of the Fair Market Value of such asset or assets at the date for determination of the amount of the Accommodation Obligation or the value at which such asset or assets would, in conformity with GAAP, be reflected on or valued for the purposes of preparing a consolidated balance sheet of such Person as at such determination date; and (ii) if any obligation is guaranteed or otherwise supported jointly and severally by a Person and others, then the amount of the liability of such Person with respect to such guaranty or other support to be included in the amount of such Person's Accommodation Obligation shall be the whole principal amount so guaranteed or otherwise supported.

              "ACCOUNT DEBTOR" shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

              "ACCOUNTS" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

              "ACTIVATION EVENT" and "ACTIVATION NOTICE" shall have the meanings set forth in ANNEX C.

              "ADVANCE" shall mean any Revolving Credit Advance or Swing Line Advance, as the context may require.

              "AFFILIATE" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Persons,
(b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

              "AGENT" shall mean GE Capital or its successor appointed pursuant to SECTION 9.7.

              "AGREEMENT" shall have the meaning assigned to it in the recitals hereto.

              "AMENDED AND RESTATED AGREEMENT" shall have the meaning assigned to it in the recitals hereto.

              "APPENDICES" shall have the meaning assigned to it in the recitals hereto.

              "APPLICABLE MARGINS" shall mean collectively the Applicable Revolver Index Margin, the Applicable Term Loan Index Margin, the Applicable Revolver LIBOR Margin and the Applicable Term Loan LIBOR Margin.

              "APPLICABLE REVOLVER INDEX MARGIN" shall mean 1.5% per annum as of the Effective Date and for any day in which the Index Rate is the Commercial Paper Rate, and shall mean 0.0% for any day in which the Index Rate is the Prime Rate.

              "APPLICABLE REVOLVER LIBOR MARGIN" shall mean 1.5% per annum as of the Effective Date.

              "APPLICABLE TERM LOAN INDEX MARGIN" shall mean 1.5% per annum as of the Effective Date and for any day in which the Index Rate is the Commercial Paper Rate, and shall mean 0.0% for any day in which the Index Rate is the Prime Rate.

              "APPLICABLE TERM LOAN LIBOR MARGIN" shall mean 1.5% per annum as of the Effective Date.

              "ASSIGNMENT AGREEMENT" shall have the meaning assigned to it in
SECTION 9.1(a).

              "BENEFIT PLAN" shall mean a defined benefit plan as defined in
Section 3(35) of ERISA (other than a Multiemployer Plan) subject to Title IV of ERISA (i) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA and (ii) which is not a Foreign Pension Plan or Foreign Employee Benefit Plan.

              "BORROWER" shall have the meaning assigned to it in the preamble hereto.

              "BORROWER ACCOUNTS" shall have the meaning assigned to it in ANNEX C.

              "BORROWER PLEDGE AGREEMENT" shall mean the Pledge Agreement dated January 3, 1994 executed by Borrower in favor of GE Capital as supplemented by the Second Supplement to Pledge Agreement of even date herewith executed by Borrower in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its Domestic Subsidiaries and all Intercompany Notes owing to or held by it.

              "BORROWING AVAILABILITY" shall have the meaning assigned to it in
Section 1.1(a)(i).

              "BORROWING BASE" shall mean, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

              (a) eighty-five percent (85%) of the book value of Borrower's Eligible Accounts, less any Reserves established by Agent at such time; and

              (b) fifty percent (50%) of the book value of Borrower's Eligible Inventory valued on a first-in, first-out basis (at the lower of cost or market), less any Reserves established by Agent at such time.

              "BORROWING BASE CERTIFICATE" shall mean a certificate to be executed and delivered from time to time by Borrower in the form of
EXHIBIT 4.1(b).

              "BUSINESS DAY" shall mean a day, in the applicable local time, which is not a Saturday, a Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close in Los Angeles, California, Chicago, Illinois or New York, New York, and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

              "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Borrower's or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; PROVIDED, HOWEVER, that Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, (i) that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries and (ii) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by any Credit Party, to the extent the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being traded in at such time.

              "CAPITAL LEASE" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

              "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

              "CASH EQUIVALENTS" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) shares of an open-end investment company registered pursuant to the Investment Company Act of 1940, as amended, and operated as a money-market fund in accordance with Rule 2a-7 issued thereunder; and (iii) domestic and eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by

Moody's Investors Services, Inc.; PROVIDED, that the maturities of such Cash Equivalents shall not exceed one year.

              "CASH FLOW" shall mean, for any Person for any period, the amounts for such period (taken as a single accounting period determined in conformity with GAAP) of such Person's (i) net income or loss determined on a first-in-first-out method of inventory accounting basis, PLUS (ii) depreciation and amortization expense, PLUS (iii) interest expense, PLUS (iv) foreign, federal and state income taxes, PLUS (v) state sales taxes arising in connection with the Purchase, to the extent included in the calculation of net income (or loss), PLUS (vi) extraordinary losses, PLUS (vii) Environmental Liabilities, to the extent included in the calculation of net income (or loss), PLUS (viii) Related Transactions Costs, MINUS (ix) extraordinary gains.

              "CASH MANAGEMENT SYSTEMS" shall have the meaning assigned to it in
SECTION 1.8.

              "CHANGE OF CONTROL" shall mean any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) (other than GE Capital and its Affiliates) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the issued and outstanding shares of capital Stock of Borrower having the right to vote for the election of directors of Borrower under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the stockholders of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office or (c) Borrower shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries.

              "CHARGE OVER SHARES" shall mean that certain Charge Over Shares dated January 3, 1994, as supplemented by the Supplement to Charge Over Shares dated as of August 12, 1996, as supplemented by the Second Supplement to Charge Over Shares, of even date herewith, in the form of EXHIBIT B attached hereto and made a part hereof, executed by the Borrower in favor of the Lender, pursuant to which the Borrower pledges and grants a security interest to the Lender in 65% of the issued and outstanding capital Stock of Kaynar U.K. and related Property, as the same may be further amended, restated, supplemented or modified from time to time.

              "CHARGES" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

              "CHATTEL PAPER" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

              "CLOSING CHECKLIST" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as ANNEX D.

              "CODE" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

              "COLLATERAL" shall mean the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

              "COLLATERAL DOCUMENTS" shall mean the Security Agreement, the Pledge Agreements, the Guaranties, the Patent Security Agreement, the Trademark Security Agreement, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

              "COLLATERAL REPORTS" shall mean the reports with respect to the Collateral referred to in ANNEX F.

              "COLLECTION ACCOUNT" shall mean that certain account of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York or such other account as Agent shall specify.

              "COMMERCIAL PAPER RATE" shall mean the published rate (or the mid-point in the range of such rates, if more than one rate is published) for 30-day dealer-placed commercial paper (high grade unsecured notes sold through dealers by major corporations in multiples of $1,000) as quoted in the "Money Rates" section of THE WALL STREET JOURNAL or, in the event such report shall not so appear, in such other publication as Lender may, from time to time, specify to Borrower. The Commercial Paper Rate in effect for each month shall be determined as of the first Business Day of that month.

              "COMMITMENT TERMINATION DATE" shall mean the earliest of (a) January 3, 2002, (b) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to SECTION 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to ANNEX B, and the permanent reduction of the Revolving Loan Commitment and the Swing Line Commitment to zero dollars ($0).

              "COMMITMENTS" shall mean (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitment as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitments, which aggregate commitment shall be Sixty-Five Million Dollars ($65,000,000) on the Effective Date, as to each of CLAUSES (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

              "COMPLIANCE CERTIFICATE" shall have the meaning assigned to it in ANNEX E.

              "CONCENTRATION ACCOUNT" shall have the meaning assigned to it in ANNEX C.

              "CONSOLIDATED CASH FLOW" shall mean, for any period, the Cash Flow for such period (taken as a single accounting period determined in conformity with GAAP) of the Borrower and its Subsidiaries determined on a consolidated basis.

              "CONSOLIDATED INTEREST CHARGES" shall mean, for any period, the amount for such period (taken as a single accounting period determined in conformity with GAAP) of total interest expense, paid in cash (including the interest component of Capital Leases), of the Borrower and its Subsidiaries on a consolidated basis.

              "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean, for any period, the ratio of (i) Consolidated Cash Flow for such period to (ii) Consolidated Interest Charges for such period.

              "CONSOLIDATED TOTAL FUNDED INDEBTEDNESS" shall mean, as of any date of determination, the amount (determined in conformity with GAAP) of (i) Letter of Credit Obligations and Indebtedness evidenced by the Notes, PLUS (ii) all other outstanding Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis, which matures more than one year from the date such Indebtedness was incurred, created or assumed by any of such Persons, or matures within one year from such date but is renewable or extendible, at the option of the debtor, to a date more than one year from such date, PLUS (iii) all other outstanding Indebtedness of the Borrower and its Subsidiaries which arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit during a period of more than one year from such date, MINUS (iv) any Indebtedness owing by the Borrower or any of its Subsidiaries to any other of such Persons.

              "CONSOLIDATED TOTAL FUNDED INDEBTEDNESS COVERAGE RATIO" shall mean, as of any date of determination, the ratio of (i) Consolidated Total Funded Indebtedness as such date to (ii) Consolidated Cash Flow for any period ending on such date.

              "CONTAMINANT" shall mean any waste, pollutant, hazardous substance, toxic substance, hazardous waste, extremely hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, PCBs, or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in any Environmental Law, as well as any other substance which is required by any Governmental Authority to be investigated, cleaned up, removed, treated or otherwise abated or which is regulated by such Governmental Authority.

              "CONTRACTS" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

              "CONTRACTUAL OBLIGATION", as applied to any Person, shall mean any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

              "CONTROL LETTER" shall mean a letter agreement between Agent and
(i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

              "COPYRIGHT LICENSE" shall mean any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

              "COPYRIGHTS" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

              "CREDIT PARTIES" shall mean Borrower and each of its Domestic Subsidiaries.

              "DEFAULT" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

              "DEFAULT RATE" shall have the meaning assigned to it in
Section 1.5(d).
              "DISBURSEMENT ACCOUNTS" shall have the meaning assigned to it on ANNEX C.

              "DISCLOSURE SCHEDULES" shall mean the Schedules prepared by Borrower and denominated as DISCLOSURE SCHEDULES 1.4 through 6.7 in the Index to the Agreement.

              "DOCUMENTS" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

              "DOLLARS" or "$" shall mean lawful currency of the United States of America.

              "DOMESTIC SUBSIDIARY" shall mean, with respect to any Person, (a) any corporation organized under the laws of any State of the United States or the District of Columbia, of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any (i) partnership comprised of United States Persons (as defined in Section 7701(a)(30) of the IRC) or (ii) limited liability company organized under the laws of any State of the United States, in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

              "EBITDA" shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

              "EFFECTIVE DATE" is defined in SECTION 11.15.

              "ELIGIBLE ACCOUNTS" shall have the meaning assigned to it in
SECTION 1.6.

              "ELIGIBLE INVENTORY" shall have the meaning assigned to it in
SECTION 1.7.

              "ENVIRONMENTAL LAWS" shall mean all applicable Requirements of Law, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 ET SEQ.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act (7

U.S.C. Sections 136 ET SEQ.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 ET SEQ.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 ET SEQ.); the Clean Air Act (42 U.S.C. Sections 7401 ET SEQ.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 ET SEQ.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 ET SEQ.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) ET SEQ.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

              "ENVIRONMENTAL LIABILITIES" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

              "ENVIRONMENTAL LIEN" shall mean a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental Law, or
(ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

              "ENVIRONMENTAL PERMITS" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

              "EQUIPMENT" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

              "ERISA AFFILIATE" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

              "ERISA EVENT" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Benefit Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Benefit Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Benefit Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Benefit Plan unless such failure is cured within 30 days; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under
Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

              "ESOP" shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

              "EVENT OF DEFAULT" shall have the meaning assigned to it in
SECTION 8.1.

              "EXCESS CASH FLOW" shall mean, for any Fiscal Year, an amount equal to (i) Cash Flow for such Fiscal Year, MINUS (ii) income taxes paid in cash during such Fiscal Year, MINUS (iii) Capital Expenditures paid in cash during such Fiscal Year, MINUS (iv) Related Transactions Costs paid in cash during such Fiscal Year, MINUS (v) interest on permitted Indebtedness of the Borrower and its Subsidiaries paid in cash during such Fiscal Year, including, without limitation, the interest component of all Capital Leases, MINUS (vi) scheduled amortization of the principal portion of the Term Loan during such Fiscal Year, MINUS (vii) extraordinary cash losses incurred during such Fiscal Year, MINUS (viii) Environmental Liabilities paid in cash during such Fiscal Year, PLUS (ix) extraordinary cash gains for such Fiscal Year, PLUS (or MINUS) (x) any decrease (or increase) in Net Working Capital since the last day of the then immediately preceding Fiscal Year, the amount for such Fiscal Year in each case determined in conformity with GAAP for the Borrower and its Subsidiaries on a consolidated basis.

              "EXCESS PROCEEDS OF ISSUANCE OF STOCK OR INDEBTEDNESS" shall mean net cash proceeds received by the Borrower or any of its Subsidiaries at any time after the Effective Date on account of the issuance of (i) Stock of the Borrower or any of its Subsidiaries (other than Stock of a Subsidiary issued to the Borrower or to a Subsidiary of the Borrower) or (ii) Indebtedness (other than Indebtedness permitted under SECTION 6.3) of the Borrower or any of its Subsidiaries, in each case net of all transaction costs and underwriters' discounts with respect thereto.

              "EXISTING CREDIT AGREEMENT" shall have the meaning assigned to it in the recitals hereto.

              "EXPORT LICENSE" shall mean any and all licenses, authorizations, approvals or applications therefor relating to exports, reexports, temporary exports, temporary imports and imports, as the case may be, granted by or pending before the United States Department of Commerce, the United States Department of State or any other United States Governmental Authority.

              "FACILITY SECURITY CLEARANCE" shall mean an administrative determination by the applicable United States Government Authority that, from a security viewpoint, a facility is eligible for access to classified information of a certain category and all lower categories.

              "FAIR MARKET VALUE" shall mean, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, determined (a) in good faith by the board of directors of the Borrower or (b) in an appraisal of such asset, PROVIDED, that such appraisal was performed relatively contemporaneously with such sale by an independent third party appraiser and the basic assumptions underlying such appraisal have not materially changed since the date thereof.

              "FEDERAL FUNDS RATE" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent.

              "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System, or any successor thereto.

              "FEES" shall mean any and all fees payable to Agent or any Lender pursuant to the Agreement, the GE Capital Fee Letter or any of the other Loan Documents.

              "FINANCIAL STATEMENTS" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with SECTION 3.4 and ANNEX E.

              "FIRST CREDIT AGREEMENT" shall have the meaning assigned to it in the recitals hereto.

              "FISCAL MONTH" shall mean any of the monthly accounting periods of Borrower.

              "FISCAL QUARTER" shall mean any of the quarterly accounting periods of Borrower, ending on March 31, June 30, September 30 and December 31 of each year.

              "FISCAL YEAR" shall mean any of the annual accounting periods of Borrower ending on December 31 of each year.

              "FIXTURES" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

              "FOREIGN EMPLOYEE BENEFIT PLAN" shall mean any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrower, any of its Subsidiaries or any of its ERISA Affiliates and is not covered by ERISA pursuant to ERISA
Section 4(b)(4).

              "FOREIGN PENSION PLAN" shall mean any employee benefit plan as defined in Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

              "FOREIGN SUBSIDIARY" shall mean a Subsidiary which is not a Domestic Subsidiary.

              "FUNDED DEBT" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Accommodation Obligations consisting of guaranties of Funded Debt of other Persons.

              "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in ANNEX G to the Agreement.

              "GE CAPITAL" shall have the meaning assigned to it in the preamble hereto.

              "GE CAPITAL FEE LETTER" shall mean that certain letter, of even date herewith, between GE Capital and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Capital.

              "GENERAL INTANGIBLES" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, and, in any event, including all right, title and interest which such Credit Party may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

              "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              "GOVERNMENT CONTRACT" shall mean any bid, quotation, proposal, contract, agreement, work authorization, lease, commitment or sale or purchase order of any Credit Party which is entered into with or submitted to any United States Governmental Authority or any agency, agent or instrumentality thereof, including, among other things, all contracts and work authorizations to supply goods and services to the United States Government.

              "GUARANTIES" shall mean, collectively, each Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

              "GUARANTORS" shall mean each Domestic Subsidiary of Borrower, and each other Person, if any, which executes a guarantee or other similar agreement in favor of Agent in connection with the transactions contemplated by the Agreement and the other Loan Documents.

              "HAZARDOUS MATERIAL" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

              "INDEBTEDNESS" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Effective Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

              "INDEMNIFIED LIABILITIES" shall have the meaning assigned to it in
SECTION 1.13.

              "INDEX RATE" shall mean the Commercial Paper Rate unless the Agent shall have given the Borrower the notice referred to in SECTION 1.5(a), in which case the Index Rate shall mean the Prime Rate.

              "INDEX RATE LOAN" shall mean a Loan or portion thereof bearing interest by reference to the Index Rate.

              "INSTRUMENTS" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

              "INTELLECTUAL PROPERTY" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

              "INTEREST COVERAGE RATIO" shall mean, with respect to any Person for any period, the ratio of EBITDA to Interest Expense.

              "INTEREST EXPENSE" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

              "INTEREST PAYMENT DATE" shall mean (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding,
(b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

              "INVENTORY" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

              "INVESTMENT" shall mean, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

              "INVESTMENT PROPERTY" shall have the meaning ascribed thereto in
Section 9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Credit Party; (iv) all commodity contracts held by any Credit Party; and (v) all commodity accounts held by any Credit Party.

              "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

              "IRS" shall mean the Internal Revenue Service, or any successor thereto.

              "KAYNAR FEMIPARI" shall mean K.T.I. Femipari KFT, a company organized under the laws of Hungary.

              "KAYNAR INTERNATIONAL" shall mean Kaynar Technologies International Sales Corp., a company organized under the laws of Barbados.

              "KAYNAR U.K." shall mean Kaynar Technologies Limited, a company organized under the laws of England and Wales.

              "L/C ISSUER" shall have the meaning assigned to it in ANNEX B.

              "L/C SUBLIMIT" shall have the meaning assigned to it in ANNEX B.

              "LENDERS" shall mean GE Capital, the other Lenders named on the signature page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

              "LETTER OF CREDIT FEE" has the meaning ascribed thereto in ANNEX B.

              "LETTER OF CREDIT OBLIGATIONS" shall mean all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Agent or purchase of a participation as set forth in ANNEX B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Agent or Lenders thereupon or pursuant thereto.

              "LETTERS OF CREDIT" shall mean commercial or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

              "LIBOR BUSINESS DAY" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

              "LIBOR LOAN" shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

              "LIBOR PERIOD" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower's irrevocable notice to Agent as set forth in SECTION 1.5(e); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

                     (i) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

                     (ii) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

                     (iii) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

                     (iv) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

                     (v) Borrower shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.

              "LIBOR RATE" shall mean for each LIBOR Period, a rate of interest determined by Agent equal to:

                     (i) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                     (ii) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board which are required to be maintained by a member bank of the Federal Reserve System.

              If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

              "LICENSE" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

              "LIEN" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

              "LITIGATION" shall have the meaning assigned to it in
SECTION 3.13.

              "LOAN ACCOUNT" shall have the meaning assigned to it in
SECTION 1.12.

              "LOAN DOCUMENTS" shall mean the Agreement, the Notes, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

              "LOANS" shall mean the Revolving Loan, the Swing Line Loan and the Term Loan.

              "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
(a) the business, assets, operations, prospects or financial or other condition of any Credit Party, (b) Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the ability of any Guarantor to honor its obligations under the appropriate Guaranty, (d) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (e) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

               "MAXIMUM AMOUNT" shall mean, at any particular time, an amount equal to the Revolving Loan Commitment of all Lenders.

               "M&M" shall mean (a) prior to the M&M Acquisition, M&M Machine and Tool Co., a California corporation, and (b) on and after the M&M Acquisition, M&M Machine and Tool Co., a Delaware corporation formerly known as KTIC Acquisition Corp..

               "M&M ACQUISITION" shall mean the merger of M&M with and into M&M Acquisition Co.

               "M&M ACQUISITION AGREEMENT" shall mean (a) the Agreement and Plan of Merger dated as of the Effective Date entered into among the Borrower, M&M Acquisition Co. and M&M and (b) the Stockholders Agreement dated as of the Effective Date among the Borrower and the stockholders of M&M.

               "M&M ACQUISITION CO." shall mean, prior to the M&M Acquisition, KTIC Acquisition Corp., a Delaware corporation.

               "M&M LIENS" shall mean Liens on the assets of M&M securing Indebtedness of M&M assumed in connection with the M&M Acquisition; PROVIDED that such Liens do not apply to any Property of the Borrower or its Subsidiaries other than Property of M&M.

               "MORTGAGED PROPERTIES" shall have the meaning assigned to it in ANNEX D.

               "MORTGAGES" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent with respect to the Mortgaged Properties, all in form and substance satisfactory to Agent.

               "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

               "NET BORROWING AVAILABILITY" shall mean as of any date of determination, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case less the sum of the Revolving Loan and Swing Line Loan then outstanding.

               "NET WORKING CAPITAL" shall mean, as of any date of determination, the excess, if any, of (i) consolidated current assets, except cash and Cash Equivalents, over (ii) consolidated current liabilities, except current maturities of long-term debt as of such date, in each case for the Borrower and its Subsidiaries on a consolidated basis.

               "NON-FUNDING LENDER" shall have the meaning assigned to it in
SECTION 9.9(a)(ii).

               "NOTES" shall mean the Revolving Notes, the Swing Line Note and the Term Notes, collectively.

               "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning assigned to it in SECTION 1.5(e).

               "NOTICE OF REVOLVING CREDIT ADVANCE" shall have the meaning assigned to it in SECTION 1.1(a).

               "OBLIGATIONS" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

               "ORGANIZATIONAL DOCUMENTS" shall mean, with respect to any corporation, limited liability company, unlimited liability company or partnership (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation or limited liability company,
(ii) the partnership agreement executed by the partners in the partnership,
(iii) the certificate of registration and memorandum and articles of association of such unlimited liability company, (iv) the by-laws (or the equivalent governing documents) of the corporation, limited liability company, unlimited liability company or partnership, and (iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's capital Stock or such limited liability company's, unlimited liability company's or partnership's equity or ownership interests.

               "ORIGINAL AMENDMENTS" shall have the meaning assigned to it in the recitals hereto.

               "ORIGINAL CREDIT AGREEMENT" shall have the meaning assigned to it in the recitals hereto.

               "OPERATING LEASE" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee thereunder that is not a Capital Lease.

               "PATENT SECURITY AGREEMENT" shall mean the Patent Security Agreement dated as of January 3, 1994, as amended and supplemented by that certain Amendment and Supplement to Patent and Security Agreement dated as of August 12, 1996, and as amended and supplemented by the Second Amendment and Supplement to Patent Security Agreement made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

               "PATENT LICENSE" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

               "PATENTS" shall mean all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

               "PERMITS" shall mean any license, permit, variance, interim permit, permit application, approval, consent, certification, qualification or other authorization under any Requirements of Law applicable to the Borrower or any of its Subsidiaries or otherwise required by any Governmental Authority in connection with the business or operations of the Borrower or any of its Subsidiaries, including, without limitation, any license, permit, consent, certification, approval, authorization or qualification relating to any Government Contract.

               "PERMITTED ACQUISITION" shall have the meaning assigned to it in
SECTION 6.1.

               "PERMITTED ENCUMBRANCES" shall mean the following encumbrances:
(a) Liens for taxes or assessments or other governmental Charges not yet due and payable; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA), so long as all such Liens in connection with worker's compensation, unemployment insurance or other types of social security benefits deposits shall secure obligations in an aggregate principal amount not exceeding $50,000 at any time outstanding; (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Property; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under SECTION 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Property; (i) presently existing or hereinafter created Liens in favor of Agent, on behalf of Lenders; (j) Liens expressly permitted under CLAUSES (b) and (c) of SECTION 6.7; and (k) temporary Liens on assets acquired by the Borrower in a Permitted Acquisition (and not on any other assets) securing Indebtedness permitted by SECTION 6.1(iv), PROVIDED that such temporary Liens shall be released on or before the fifth Business
Day following the closing of such Permitted Acquisition.

               "PERMITTED EXISTING ACCOMMODATION OBLIGATIONS" shall mean the Accommodation Obligations of the Credit Parties identified as such on DISCLOSURE SCHEDULE (6.6).

               "PERMITTED EXISTING INDEBTEDNESS" shall mean the Indebtedness of the Credit Parties identified as such on DISCLOSURE SCHEDULE (6.3).

               "PERMITTED EXISTING LIENS" shall mean the Liens on the Property of the Credit Parties identified as such on DISCLOSURE SCHEDULE (6.7).

               "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

               "PERSONNEL SECURITY CLEARANCE" shall mean an administrative determination by the applicable United States Governmental Authority that an individual is eligible, from a security point of view, for access to classified information of the same or lower category as the level of the personnel clearance being granted.

               "PLAN" shall mean, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

               "PLEDGE AGREEMENTS" shall mean the Charge Over Shares, the Borrower Pledge Agreement, the Subsidiary Pledge Agreements and any other pledge agreement entered into on or after the Effective Date by any Credit Party (as required by the Agreement or any other Loan Document).

               "PRIME RATE" shall mean, for any day, a floating rate equal to the higher of (i) the highest prime or base rate of interest published in New York City by any of Morgan Guaranty Trust Company of New York, Citibank, N.A. and Chase Manhattan Bank (whether or not such rate is actually charged by any such bank) and (ii) the latest published rate for 90-day directly placed commercial paper (or the mid-point in the range of such rates, if more than one rate is published) as quoted either in the Federal Reserve Rate Report which customarily appears in the Friday issue of THE WALL STREET JOURNAL under "Money Rates" or in such other publication as the Lender may, from time to time hereafter, designate in writing.

               "PROCEEDS" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

               "PRO FORMA" shall mean the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of July 31, 1998, after giving pro forma effect to the Related Transactions.

               "PROJECTIONS" shall mean Borrower's forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division by division basis, if applicable, and otherwise consistent with the historical Financial Statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.

               "PROPERTY" shall mean any Real Property or personal property, plant, building, facility, structure, underground storage tank or unit, Equipment, Inventory, General Intangible, Account, or other asset owned, leased or operated by the Borrower or its Subsidiaries, as applicable, (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

               "PRO RATA SHARE" shall mean with respect to all matters relating to any Lender (a) with respect to the Revolving Loan (including the Swing Line Loan as a subset of the Swing Lien Lender's Revolving Loan), the percentage obtained by dividing (i) the Revolving Loan Commitment (including the Swing Line Commitment as a subset of the Swing Line Lender's

Revolving Loan Commitment), by (ii) the aggregate Revolving Loan Commitments,
(b) with respect to the Term Loan, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to SECTION 9.1, (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

               "PUBLIC OFFERING" shall mean a firm underwritten public offering of common stock registered on form S-1, S-2 or S-3 under the Securities Act of 1933, as amended, by a nationally recognized investment banking firm and after giving effect to which the issuer shall be qualified for listing on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

               "QUALIFIED PLAN" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

               "REAL PROPERTY" shall mean all of the Borrower's and each of its Subsidiaries' respective present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interests described in CLAUSE (i) or (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in CLAUSE (iii) or (iv) above.

               "RECOIL" shall mean Recoil Pty, an unlimited liability company organized under the laws of the State of Victoria, Australia.

               "RECOIL AUSTRALIA HOLDINGS" shall mean Recoil Australia Holdings, Inc., a Delaware corporation.

               "RECOIL BELGIUM" shall mean Recoil Marketing BVBA, a company organized under the laws of Belgium.

               "RECOIL DELAWARE" shall mean Recoil Inc., a Delaware corporation.

               "RECOIL HOLDINGS" shall mean Recoil Holdings, Inc., a Delaware corporation.

               "RECOIL SINGAPORE" shall mean Recoil Pty Limited, a company organized under the laws of Singapore.

               "RECOIL THAILAND" shall mean Recoil Thailand, a company organized under the laws of Thailand.

               "RECOIL U.K." shall mean Recoil (Europe) Limited, a company organized under the laws of England and Wales.

               "REFINANCING DATE" shall mean the date on which Indebtedness of M&M permitted by SECTION 6.3(a)(x) is refinanced with the prior written consent of the Requisite Lenders with Indebtedness which permits the granting of Liens in favor of the Agent to secure the Obligations.

               "REFUNDED SWING LINE LOAN" shall have the meaning assigned to it in SECTION 1.1(c)(iii).

               "RELATED TRANSACTIONS" shall mean each borrowing under the Revolving Loan and the Term Loan on the Effective Date, the M&M Acquisition, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

               "RELATED TRANSACTIONS COSTS" shall mean the fees, costs and expenses payable by the Borrower and its Subsidiaries in connection with the execution, delivery and performance of the Related Transactions Documents.

               "RELATED TRANSACTIONS DOCUMENTS" shall mean the Loan Documents and the M&M Acquisition Agreement.

               "RELEASE" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

               "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

               "REQUIREMENTS OF LAW" shall mean, as to any Person, the Organizational Documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, ERISA, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or environmental, labor, employment, occupational safety or health law, ordinance, rule, regulation or common law.

               "REQUISITE LENDERS" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Loans.

               "REQUISITE REVOLVING LENDERS" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Revolving Loan.

               "RESERVES" shall mean, with respect to the Borrowing Base of Borrower (a) reserves established by Agent from time to time against Eligible Inventory pursuant to SECTION 5.9, (b) reserves established pursuant to
SECTION 5.4(c), and (c) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability of Borrower which Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

               "RESTRICTED PAYMENT" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course to stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

     "RETIREE WELFARE PLAN" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

     "REVOLVING CREDIT ADVANCE" shall have the meaning assigned to it in
SECTION 1.1(a)(i).

     "REVOLVING LENDERS" shall mean, as of any date of determination, Lenders having a Revolving Loan Commitment.

     "REVOLVING LOAN" shall mean, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

     "REVOLVING LOAN COMMITMENT" shall mean (a) as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of the Swing Line Lender's Revolving Loan Commitment) and/or incur Letter of Credit Obligations as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of the Swing Line Lender's Revolving Loan Commitment) and/or incur Letter of Credit Obligations, which aggregate commitment shall be Fifteen Million Dollars ($15,000,000) on the Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

     "REVOLVING NOTE" shall have the meaning assigned to it in SECTION
1.1(a)(ii).

     "SECURITIES" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

     "SECURITY AGREEMENT" shall mean the Amended and Restated Security Agreement of even date herewith entered into among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

     "SELLER" shall mean Robert S. McGuire, Robert E. McGuire and Ronald D. McGuire, collectively.

     "SOLVENT" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probably liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

     "STOCK" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

     "STOCK INCENTIVE PLAN" shall mean the 1997 Stock Incentive Plan of the Borrower in the form previously delivered to the Agent.

     "SUBORDINATED DEBT" shall mean any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

     "SUBSEQUENT AMENDMENTS" shall have the meaning assigned to it in the recitals hereto.

     "SUBSIDIARIES" shall mean the Domestic Subsidiaries and the Foreign Subsidiaries, collectively.

     "SUBSIDIARY GUARANTY" shall mean the Amended and Restated Guaranty, Indemnity and Contribution Agreement of even date herewith executed by Recoil Holdings, Inc., Recoil Inc. and Recoil Australia Holdings, Inc. in favor of Agent, on behalf of itself and Lenders.

     "SUBSIDIARY PLEDGE AGREEMENT" shall mean the Pledge Agreement dated as of May 29, 1998 as amended and supplemented by the Amendment and Supplement to Pledge

Agreement executed by Recoil Holdings, Inc. for the benefit of Agent, substantially in the form of EXHIBIT E.

     "SUPERMAJORITY REVOLVING LENDERS" shall mean (a) Lenders having eighty percent (80%) or more of the Revolving Loan Commitments of all Lenders, or
(b) if the Revolving Loan Commitments have been terminated, eighty percent (80%) or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan) and Letter of Credit Obligations.

     "SWING LINE ADVANCE" has the meaning assigned to it in SECTION 1.1(c)(i).

     "SWING LINE AVAILABILITY" has the meaning assigned to it in SECTION 1.1(c)(i).

     "SWING LINE COMMITMENT" shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans as set forth on ANNEX J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

     "SWING LINE LENDER" shall mean GE Capital.

     "SWING LINE LOAN" shall mean at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

     "SWING LINE NOTE"shall have the meaning assigned to it in SECTION
1.1(c)(ii).

     "TARGET" shall have the meaning assigned to it in SECTION 6.1.

     "TAXES"shall have the meaning assigned to it in SECTION 1.15.

     "TERM LENDERS" shall mean those Lenders having Term Loan Commitments.

     "TERM LOAN" shall have the meaning assigned to it in SECTION 1.1(b)(i).

     "TERM LOAN COMMITMENT" shall mean (a) as to any Term Lender, the commitment of such Term Lender to make its Pro Rata Share of the Term Loan as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Term Lender, and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make the Term Loan, which aggregate commitment shall be Fifty Million Dollars ($50,000,000) on the Effective Date, as to each of CLAUSES (a) and (b), as such Term Loan Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

     "TERM NOTE" shall have the meaning assigned to it in SECTION 1.1(b)(i).

     "TERMINATION DATE" shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, canceled or backed by stand-by letters of credit in accordance with ANNEX B, and Borrower shall not have any further right to borrow any monies under the Agreement.

     "THIRD PARTY INTERACTIVES" shall mean all Persons with whom any Credit Party exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

     "TRADEMARK SECURITY AGREEMENTS" shall mean the Trademark Security Agreement dated as of January 3, 1994 and the Supplemental Trademark
Security Agreement dated as of March 10, 1994, as amended and supplemented by the Amendment and Supplement to Trademark Security Agreements dated as of August 12, 1996, and as amended and supplemented by the Second Amendment and Supplement to Trademark Security Agreements executed on the date herewith made in favor of Agent, on behalf of Lenders, by each applicable Credit Party.

     "TRADEMARK LICENSE" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

     "TRADEMARKS" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

     "UNFUNDED PENSION LIABILITY" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Benefit Plan exceeds the fair market value of all assets of such Benefit Plan allocable to such benefits in accordance with Benefit of ERISA, all determined as of the most recent valuation date for each such Benefit Plan using the actuarial assumptions for funding purposes in effect under such Benefit Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by
Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

     "YEAR 2000 ASSESSMENT" shall mean a comprehensive written assessment of the nature and extent of each Credit Party's Year 2000 Problems and Year 2000 Date-Sensitive

Systems/Components, including, without limitation, Year 2000 Problems regarding data exchanges with Third Party Interactives.

     "YEAR 2000 CORRECTIVE ACTIONS" shall mean, as to each Credit Party, all actions necessary to eliminate such Person's Year 2000 Problems, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

     "YEAR 2000 CORRECTIVE PLAN" shall mean, with respect to each Credit Party, a comprehensive plan to eliminate all of its Year 2000 Problems on or before March 31, 1999, including without limitation (i) computer code enhancements or revisions, (ii) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (iii) test and validation procedures, (iv) an implementation time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.

     "YEAR 2000 DATE-SENSITIVE SYSTEM/COMPONENT" shall mean, as to any Person, any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

     "YEAR 2000 IMPLEMENTATION TESTING" shall mean, as to each Credit Party,
(i) the performance of test and validation procedures regarding Year 2000 Corrective Actions on a unit basis and on a systemwide basis; (ii) the performance of test and validation procedures regarding data exchanges among the Credit Parties' Year 2000 Date-Sensitive Systems/Components and data exchanges with Third Party Interactives, and (iii) the design and implementation of additional Corrective Actions, the need for which has been demonstrated by test and validation procedures.

     "YEAR 2000 PROBLEMS" shall mean, with respect to each Credit Party, limitations on the capacity or readiness of any such Credit Party's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Credit Parties and exchanges of information among the Credit Parties and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

     All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a preamble, recital, Section, subsection or clause refer to such preamble, recital, Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

     Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                                ANNEX B (Section 1.2)
                                          to
                                   CREDIT AGREEMENT

                                  LETTERS OF CREDIT

              (a) ISSUANCE. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C ISSUER")) for Borrower's account and guaranteed by Agent; provided, however, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) One Million Dollars ($1,000,000) (the "L/C SUBLIMIT"), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than the Commitment Termination Date.

              (b)(i) ADVANCES AUTOMATIC; PARTICIPATIONS. In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in SECTION 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

                     (ii) If it shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in SECTION 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (i) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C
Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

              (c) CASH COLLATERAL. If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Agent for the benefit of Revolving Lenders cash or cash equivalents acceptable to Agent ("CASH EQUIVALENTS") in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "CASH COLLATERAL ACCOUNT") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Borrower hereby pledges and grants to Agent, on behalf of Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this ANNEX B, shall constitute a security agreement under applicable law.

              If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

              From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

              Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.

              (d) FEES AND EXPENSES. Borrower agrees to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "LETTER OF CREDIT FEE") in an amount equal to one percent (1%) per annum multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

              (e) REQUEST FOR INCURRENCE OF LETTER OF CREDIT OBLIGATIONS. Borrower shall give Agent at least three (3) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guarantied and, to the extent not previously delivered to Agent, copies of all agreements between Borrower and the L/C Issuer pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

              (f) OBLIGATION ABSOLUTE. The obligation of Borrower to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

                     (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

                     (ii) the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

                     (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                     (iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

                     (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                     (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

              (g)    INDEMNIFICATION; NATURE OF LENDERS' DUTIES.

                     (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) which Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

                     (ii) As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms;
       (F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) for any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

                     (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.

                                ANNEX C (Section 1.8)
                                          to
                                   CREDIT AGREEMENT
                               CASH MANAGEMENT SYSTEMS

              Borrower shall establish and maintain the Cash Management Systems described below:

              (a) On or before the Effective Date and until the Termination Date, Borrower shall (i) establish lock boxes ("LOCK BOXES") at one or more of the banks set forth on DISCLOSURE SCHEDULE (3.20), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into bank accounts in Borrower's name or any such Subsidiary's name (collectively, the "BORROWER ACCOUNTS") at banks set forth on DISCLOSURE SCHEDULE (3.20) (each, a "RELATIONSHIP BANK"). On or before the Effective Date, Borrower shall have established one or more concentration accounts in its name (the "CONCENTRATION ACCOUNTS") at the bank which shall be designated as the Concentration Account bank for Borrower on DISCLOSURE SCHEDULE (3.20) (the "CONCENTRATION ACCOUNT BANK") which bank shall be satisfactory to Agent.

              (b) On or before the Effective Date, the Concentration Account Bank, each bank where a Disbursement Account is located and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and Borrower and Subsidiaries thereof, as applicable, in form and substance acceptable to Agent, which shall become operative on or prior to the Effective Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are held by such bank for Agent, on behalf of Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Effective Date (A) with respect to banks at which a Borrower Account is located, such bank agrees, from and after the receipt of a notice (an "ACTIVATION NOTICE") from Agent (which Activation Notice may be given by Agent at any time at which (1) a Default or Event of Default shall have occurred and be continuing, (2) Agent reasonably believes based upon information available to it that a Default or an Event of Default is likely to occur; (3) Agent reasonably believes that an event or circumstance which is likely to have a Material Adverse Effect has occurred, or (4) Agent reasonably has grounds to question the integrity of Borrower's Cash Management Systems or Borrower's compliance with the provisions of this ANNEX C or any other provisions of the Loan Documents to the extent related to such Cash Management Systems (any of the foregoing being referred to herein as an "ACTIVATION EVENT")), to forward immediately all amounts in each

Borrower Account to the Concentration Account Bank and to commence the process of daily sweeps from such Borrower Account into the Concentration Account and (B) with respect to the Concentration Account Bank, such bank agrees from and after the receipt of an Activation Notice from Agent upon the occurrence of an Activation Event, to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. From and after the date Agent has delivered an Activation Notice to any bank with respect to any Borrower Account(s), Borrower shall not, and shall not cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

              (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend DISCLOSURE SCHEDULE (3.20) to add or replace a Relationship Bank, Lock Box or Borrower Account or to replace any Concentration Account or any Disbursement Account; PROVIDED, HOWEVER, THAT (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, Borrower and/or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

              (d) The Lock Boxes, Borrower Accounts, Disbursement Accounts and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

              (e) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with SECTION 1.10 of the Agreement and shall be applied (and allocated) by Agent in accordance with SECTION 1.11 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

              (f) Borrower may maintain, in its name, an account (each a "DISBURSEMENT ACCOUNT" and collectively, the "DISBURSEMENT ACCOUNTS") at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing

Line Advances made to Borrower pursuant to SECTION 1.1 for use by Borrower solely in accordance with the provisions of SECTION 1.4.

              (g) Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a "RELATED PERSON") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by Borrower or any such Related Person, and (ii) within one (1) Business Day after receipt by Borrower or any such Related Person of any checks, cash or other items or payment, deposit the same into a Borrower Account. Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Agent and Lenders. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into Borrower Accounts.

                               ANNEX D (Section 2.1(a))
                                          to
                                   CREDIT AGREEMENT
                       SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS


              In addition to, and not in limitation of, the conditions described in SECTION 2.1, pursuant to SECTION 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Effective Date, except those items so noted by an "*" in SCHEDULE 1 to this Annex (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in ANNEX A):

              A. APPENDICES. All Appendices to the Agreement, in form and substance satisfactory to Agent. (See SCHEDULE 1 (2)-(4))

              B. REVOLVING NOTES, SWING LINE NOTE AND TERM NOTES. Duly executed originals of the Revolving Notes, Swing Line Note and Term Notes for each applicable Lender, dated the Effective Date. (See SCHEDULE 1 (5a)-(5c))

              C. SECURITY AGREEMENT. Duly executed originals of the Security Agreement, dated the Effective Date, and all instruments, documents and agreements executed pursuant thereto. (See SCHEDULE 1 (6a))

              D. INSURANCE. Satisfactory evidence that the insurance policies required by SECTION 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders. (See SCHEDULE 1 (10))

              E.     SECURITY INTERESTS AND CODE FILINGS.

              (a) Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Effective Date). (See SCHEDULE 1 (11))

              (b) Evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned. (See
SCHEDULE 1 (11))

              F. INTELLECTUAL PROPERTY SECURITY AGREEMENTS. Duly executed originals of the Trademark Security Agreement and Patent Security Agreement, each dated the Effective Date and signed by each Credit Party which owns Trademarks and/or Patents, as applicable, all in form and substance satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto. (See SCHEDULE 1 (6f)-(6g))

              G. SUBSIDIARY GUARANTIES. Guaranties executed by and each direct and indirect Domestic Subsidiary of Borrower in favor of Agent, for the benefit of Lenders. (See SCHEDULE 1 (6e))

              H. INITIAL BORROWING BASE CERTIFICATE. Duly executed originals of an initial Borrowing Base Certificate from Borrower, dated the Effective Date, reflecting information concerning Eligible Accounts and Eligible Inventory of Borrower as of a date not more than seven (7) days prior to the Effective Date. (See SCHEDULE 1 (12))

              I. INITIAL NOTICE OF REVOLVING CREDIT ADVANCE. Duly executed originals of a Notice of Revolving Credit Advance, dated the Effective Date, with respect to the initial Revolving Credit Advance to be requested by Borrower on the Effective Date, and corresponding direction with respect to the disbursement on the Effective Date of the proceeds of the Term Loan and the initial Revolving Credit Advance. (See SCHEDULE 1 (13))

              K. CASH MANAGEMENT SYSTEM; BLOCKED ACCOUNT AGREEMENTS. Evidence satisfactory to Agent that, as of the Effective Date, Cash Management Systems complying with Annex C have been established and are currently being maintained in the manner set forth in ANNEX C, together with copies of duly executed tri-party blocked account and lock box agreements, satisfactory to Agent, with the banks as required by ANNEX C. (See SCHEDULE 1 (15)-(16))

              L. CHARTER AND GOOD STANDING. For each Credit Party, such Person's (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Effective Date and certified by the applicable Secretary of State or other authorized Governmental Authority. (See SCHEDULE 1 (17a)-(17c))

              M. BYLAWS AND RESOLUTIONS. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Effective Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment. (See SCHEDULE 1 (17d)-(17e))

              N. INCUMBENCY CERTIFICATES. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Effective Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete. (See SCHEDULE 1 (17f))

              O. OPINIONS OF COUNSEL. Duly executed originals of opinions of O'Melveny & Myers LLP, counsel for the Credit Parties in form and substance satisfactory to Agent and its counsel, dated the Effective Date, and accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion. (See Schedule 1 (18))

              P. PLEDGE AGREEMENTS. Duly executed originals of each of the Pledge Agreement and the Subsidiary Pledge Agreement accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank and (b) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank. (See SCHEDULE 1 (6c)-(6d))

              Q. ACCOUNTANTS' LETTERS. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with SECTION 4.2, and a letter from such auditors acknowledging Lenders' reliance on the auditor's certification of past and future Financial Statements. (See SCHEDULE 1 (19))

              R. CHARGE OVER SHARES. Duly executed originals of the Charge Over Shares, dated as of the Effective Date, and all instruments, documents, and agreements executed pursuant thereto. (See SCHEDULE 1 (6b))

              S. FEE LETTER. Duly executed originals of the GE Capital Fee Letter. (See SCHEDULE 1 (21))

              T. OFFICER'S CERTIFICATE. Agent shall have received duly executed originals of a certificate of the Chief Financial Officer of Borrower, dated the Effective Date, stating that, since May 24, 1998, (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which Borrower operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries. (See
SCHEDULE 1 (22))

              U. WAIVERS. Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to
SECTION 5.9.  (See SCHEDULE 1 (23a))

              V. MORTGAGES. Mortgages covering all of the Real Property (the "MORTGAGED PROPERTIES") together with: (a) title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case satisfactory in form and substance to Agent, in its sole discretion; and
(b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law). (See SCHEDULE 1 (24a)-(24c))

              X. ENVIRONMENTAL REPORTS. Agent shall have received Phase I Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E 1527-94, and applicable state requirements, on all of the Real Property to be acquired pursuant to the M&M Acquisition, dated no more than 6 months prior to the Effective Date, prepared by environmental engineers satisfactory to Agent, all in form and substance satisfactory to Agent, in its sole discretion. (See SCHEDULE 1 (25))

              Y. AUDITED FINANCIALS; FINANCIAL CONDITION. Agent shall have received Borrower's final Financial Statements for its Fiscal Year ended December 31, 1997, audited by Arthur Andersen, LLP. Borrower shall have provided Agent with its current operating statements, a consolidated and consolidating balance sheet and statement of cash flows, the Pro Forma, Projections and a Borrowing Base Certificate with respect to Borrower certified by its Chief Financial Officer, in each case in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Financial Officer of Borrower, based on such Pro Forma and Projections, to the effect that (a) Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the financial condition of Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (c) the Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Effective Date, reflect Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; and (d) containing such other statements with respect to the solvency of Borrower and matters related thereto as Agent shall request. (See SCHEDULE 1 (26))

              Z. ASSIGNMENT OF REPRESENTATIONS, WARRANTIES, COVENANTS, INDEMNITIES AND RIGHTS. Agent shall have received a duly executed copy of an Assignment of Representations, Warranties, Covenants, Indemnities and Rights in respect of Borrower's and M&M Acquisition Co.'s rights under the M&M Acquisition Agreement, which assignment shall be expressly permitted under the M&M Acquisition Agreement or shall have been consented to by the Sellers in writing. (See SCHEDULE 1 (8b))

              AA.    OTHER DOCUMENTS.  Such other certificates, documents and
agreements respecting any Credit Party as Agent may, in its sole discretion, request.

                               ANNEX E (Section 4.1(a))
                                          to
                                   CREDIT AGREEMENT
                  FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

          Borrower shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

          (a) MONTHLY REPORTS. To Agent and Lenders, as soon as practicable, and in any event within thirty (30) days after the end of each calendar month in each Fiscal Year, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries for such calendar month and for the period from the beginning of the then current Fiscal Year to the end of such calendar month, setting forth in each case in comparative form the corresponding figures for the corresponding calendar periods in the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered pursuant to CLAUSE (f) of this ANNEX E, certified by the chief financial officer of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the calendar months indicated in accordance with GAAP, subject to normal year end adjustments.

          (b) QUARTERLY REPORTS. To Agent and Lenders, as soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered pursuant to CLAUSE
(f) of this ANNEX E, certified by the chief financial officer of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year end adjustments.

          (c) ANNUAL REPORTS. To Agent and Lenders, as soon as practicable, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered pursuant to CLAUSE (f) of this ANNEX E, and (ii) a report thereon of Arthur

Andersen & Co. or other independent certified public accountants of recognized standing and otherwise acceptable to the Lender, which report shall be unqualified and shall state that such financial statements fairly present the consolidated and consolidating financial position of each of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Arthur Andersen & Co. or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements) and that the examination by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards.

          (d) CERTIFICATES. To Agent and Lenders, together with each delivery of any financial statement pursuant to CLAUSES (b) and (c) of this ANNEX E, (i) an officer's certificate of the Borrower stating that the officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes a Default or Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto, and that the information presented in the financial statements and reports attached to such certificate is true, correct and complete in all material respects; and (ii) a certificate substantially in the form of EXHIBIT M attached hereto and made a part hereof (the "COMPLIANCE CERTIFICATE"), signed by the Borrower's chief financial officer, setting forth calculations and the methods of determination thereof (with such specificity as the Lender may reasonably request) for the period then ended which demonstrate compliance, when applicable, with the provisions of ANNEX G.

          (e) ACCOUNTANT'S STATEMENT AND PRIVITY LETTER. To Agent, on behalf of itself and Lenders, together with each delivery of the financial statements referred to in CLAUSE (c) of this ANNEX E, a written statement of the firm of independent certified public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters, (ii) stating whether, in connection with their audit examination, any condition or event which constitutes a Default or Event of Default has come to their attention, and if such condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED, that such accountants shall not be liable by reason of any failure to obtain knowledge of any such condition or event that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention which causes them to believe that the information contained in either or both of the certificates delivered therewith pursuant to CLAUSE (d) of this ANNEX E is not correct or that the matters set forth in the Compliance Certificate delivered therewith for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement. The statement referred to above shall be accompanied by (x) a copy of the management letter or any similar report delivered to the Borrower or to any officer or employee thereof by such accountants in connection with such financial statements and (y) a letter from the Borrower to such accountants informing such accountants that the Lenders are relying upon the financial statements audited by such accountants and delivered to the Agent pursuant to CLAUSE (c) of this ANNEX E and that a primary intent of the Borrower in having such financial statements audited is to induce the Lenders to continue to make Loans to the Borrower under this Agreement. The Agent may, with the consent of the Borrower (which consent shall not be unreasonably withheld), communicate directly with such accountants.

          (f) BUDGETS; BUSINESS PLANS; FINANCIAL PROJECTIONS. To Agent and Lenders, as soon as practicable and in any event not later than thirty
(30) days prior to the commencement of each Fiscal Year of the Borrower, (i) a monthly budget for such Fiscal Year; (ii) an annual business plan for such Fiscal Year, in form and substance acceptable to the Agent, accompanied by a report reconciling all changes and departures from the business plan delivered to the Agent for the preceding Fiscal Year; and (iii) a consolidated plan and financial forecast, prepared in accordance with the Borrower's normal accounting procedures applied on a consistent basis, for such Fiscal Year and the two (2) immediately succeeding Fiscal Years, including, without limitation, (A) a forecasted consolidated balance sheet and a consolidated statement of changes in financial position of the Borrower for such Fiscal Years, (B) forecasted consolidated balance sheets, statements of earnings and retained earnings, and changes in financial position of the Borrower for and as of the end of each fiscal quarter of such Fiscal Years,
(C) a budget in reasonable detail of the types and amounts of Capital Expenditures to be made during such Fiscal Years and the amount of forecasted Excess Cash Flow for such Fiscal Years, and (D) forecasted compliance with the provisions of ARTICLE G for such Fiscal Years.

          (g) OPERATIONS REPORTS. Accompanying the reports to be delivered by the Borrower each fiscal quarter in each Fiscal Year pursuant to CLAUSE (b) of this ANNEX E and, in addition to the foregoing, within seven
(7) days after the Agent's request therefor, the Borrower shall deliver to the Agent a report detailing the operations of the Borrower and its Subsidiaries, which report shall include a management discussion and analysis with respect to the Borrower's and its Subsidiaries' financial performance during such period, including a comparison of actual sales versus budgeted sales for such fiscal quarter, a discussion of bookings, a listing of significant new customers and new products developed for sale, an explanation of any cost saving measures implemented, together with a discussion of the general business environment and results of operations, including an explanation of any material changes in consolidated and consolidating statements of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries for such period from such statements for the corresponding period of the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year pursuant to CLAUSE (f) of this ANNEX E (the "MANAGEMENT DISCUSSION AND ANALYSIS").

          (h) MANAGEMENT LETTERS. To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

          (i) EVENTS OF DEFAULT. To Agent and Lenders, promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower obtaining knowledge (a) of any condition or event which constitutes a Default or Event of Default, or becoming aware that the Agent has given any notice with respect to a claimed Default or Event of Default under this Agreement, (b) that any Person has given any notice to any Credit Party or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 8.1(d), or (c) of any condition or event which has or is reasonably likely to have a Material Adverse Effect or affect the value of, or any Lender's interest in, Collateral with a value in excess of $500,000 in any material respect, the Borrower shall deliver to the Agent a certificate of the President or any Vice President specifying (A) the nature and period of existence of any such claimed default, Default, Event of Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) what action the Borrower has taken, is taking and proposes to take with respect thereto.

          (j) SEC FILINGS AND PRESS RELEASES. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and
(iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

          (k) SUBORDINATED DEBT AND EQUITY NOTICES. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

          (l) SUPPLEMENTAL SCHEDULES. To Agent, supplemental disclosures, if any, required by SECTION 5.6 of the Agreement.

          (m) LITIGATION. To Agent, (i) promptly upon the Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any Property of the Borrower or any of its Subsidiaries not previously disclosed to Agent, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of its Subsidiaries to liability in an amount aggregating $100,000 or more (exclusive of claims covered by insurance policies of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), the Borrower shall give written notice thereof to the Agent and provide such other information as may be reasonably available to enable the Agent and its counsel to evaluate such matters; (ii) as soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, the Borrower shall provide a written quarterly report to the Agent covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration (not previously reported) against or affecting the Borrower or any of its Subsidiaries or any Property of the Borrower or any of its Subsidiaries not previously disclosed by the Borrower to the Agent, and shall provide such other information at such time as may be reasonably available to enable the Agent and its counsel to evaluate such matters (but excluding such information at to which the Borrower in good faith has asserted or will assert a legal privilege in objection to disclosure of the information by the Borrower in the action, suit, proceeding, investigation or arbitration); and
(iii) in addition to the requirements set forth in CLAUSES (m)(i) and (m)(ii) of this ANNEX E, the Borrower upon request of the Agent shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to CLAUSE
(i) or (ii) above and provide such other information as may be reasonably available to it to enable the Agent and its counsel to evaluate such matters.

          (n) INSURANCE. As soon as practicable and in any event by the last day of April in each Fiscal Year, the Borrower shall deliver to the Agent (i) a report in form and substance reasonably satisfactory to the Agent outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (ii) evidence that all premiums with respect to such coverage have been paid when due.

          (o) ERISA NOTICES. The Borrower shall deliver or cause to be delivered to the Agent, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

               (i) within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, Department of Labor or PBGC with respect thereto;

               (ii) within ten (10) Business Days after the Borrower or any of its Subsidiaries knows or has reason to know that an assessment of a prohibited transaction excise tax under Section 4975 of the Internal Revenue Code has occurred, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

               (iii) upon the request of the Agent, copies of each annual report (form 5500 series), including Schedule B thereto, filed with the Department of Labor, IRS or PBGC with respect to each Benefit Plan;

               (iv) within ten (10) Business Days after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower or any ERISA Affiliate with respect to such request;

               (v) within ten (10) Business Days after the occurrence any material increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which the Borrower or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;

               (vi) within three (3) Business Days after the Borrower or any ERISA Affiliate receives notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

               (vii) within ten (10) Business Days after the Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the IRC, copies of each such letter;

               (viii) within ten (10) Business Days after the Borrower or any ERISA Affiliate receives notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

               (ix) within three (3) Business Days after the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the IRC on or before the due date for such installment or payment, a notification of such failure;

               (x) within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know (A) a Multiemployer Plan has been terminated, (B) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; and

               (xi) within ten (10) Business Days after the Borrower receives written notice from the Agent requesting the same, copies of any Foreign Employee Benefit Plan and related documents, reports and correspondence specified in such notice.

For purposes of this CLAUSE (o) of ANNEX E, the Borrower and any ERISA Affiliate shall be deemed to know all facts known by the Administrator of any Plan of which the Borrower or any ERISA Affiliate is the plan sponsor.

          (p)    ENVIRONMENTAL NOTICES.

               (i) The Borrower shall notify the Agent in writing, within five (5) days after the Borrower's learning thereof, of any: (A) notice or claim to the effect that the Borrower or any of its Subsidiaries is or can reasonably be expected to be liable to any Person as a result of the Release or threatened Release of any Contaminant; (B) notice that the Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant; (C) notice that any Property of the Borrower or any of its Subsidiaries is subject to an Environmental Lien; (D) notice of violation to the Borrower or any of its Subsidiaries of any Environmental Law; (E) condition which might reasonably result in a violation of any Environmental Law; (F) commencement or threat of any judicial or administrative proceeding alleging a violation by the Borrower or any of its Subsidiaries of any Environmental Law; (G) new or proposed changes to any existing Environmental Law that could result in a Material Adverse Effect; (H) any Release of a Contaminant which requires, or is reasonably likely to require, (1) remedial action which is subject to review or approval by any Governmental Authority or (2) reporting to any Governmental Authority; or (I) any proposed acquisition of stock, assets, real estate, or leasing of property, or any other action by the Borrower or any of its Subsidiaries that is reasonably likely to subject the Borrower or any of its Subsidiaries to Environmental Liabilities.

               (ii) Within forty-five (45) days after the end of each Fiscal Year, the Borrower shall submit to the Agent a report summarizing the status of environmental, health or safety compliance, hazard or liability issues identified in notices required pursuant to CLAUSE (p)(i) of this ANNEX E, disclosed on DISCLOSURE SCHEDULE (3.18) or identified in any notice or report required herein.

          (q) LABOR MATTERS. The Borrower shall notify the Agent in writing, promptly upon the Borrower's learning thereof, of (i) any material labor dispute to which the Borrower or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any liability incurred with respect to the closing of any plant or other facility of the Borrower or any of its Subsidiaries.

          (r) GOVERNMENT CONTRACT NOTICES. The Borrower shall notify the Agent in writing, within three (3) Business Days after the Borrower's learning thereof, of any of the following:

               (i) The Department of Defense, any other United States Governmental Authority, any prime contractor, subcontractor or other Person has notified the Borrower or any of its Subsidiaries that the Borrower or such Subsidiary has breached or violated in any material respect any applicable Requirements of Law, or any certification, representation, clause, provision or requirement pertaining to any Government Contract;

               (ii) A termination for default, termination for convenience, cure notice or show cause notice is in effect with respect to any Government Contract;

               (iii) Any cost incurred pertaining to any Government Contract has been questioned or challenged, is the subject of any investigation or has been disallowed by any United States Governmental Authority;

               (iv) Any money due to the Borrower or any of its Subsidiaries pertaining to any Government Contact is withheld, or is the subject of an attempt to withhold, or is reduced through exercise of a right of set-off or otherwise;

               (v) The commencement or threat of any action, suit, investigation or proceeding relating to any Government Contact, or relating to any proposed suspension or debarment of the Borrower, any of its Subsidiaries or any of their respective employees or agents, against the Borrower, such Subsidiary, such other Person or any Property;

               (vi) The discovery of any irregularity, misstatement or omission arising under or relating to any Government Contract that could reasonably be expected to lead to (A) an administrative, civil or criminal investigation, indictment or information with respect to the Borrower, any of its Subsidiaries or any of their respective directors, officers, employees, consultants or agents, (B) disclosure of such irregularity, misstatement or omission to any Governmental Authority or
     (C) material damage, penalty assessment, recoupment of payment or disallowance of cost; or

               (vii) The existence of (A) any outstanding material claims against the Borrower, its Subsidiaries or any Property, either by a United States Governmental Authority or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract, or (B) any material dispute between the Borrower or any of its Subsidiaries, on the one hand, and any United States Governmental Authority, any prime contractor, subcontractor, vendor or other third party, on the other hand, arising under or relating to any Government Contract.

          (s) OTHER INFORMATION. Promptly upon receiving a request therefor from the Agent, the Borrower shall prepare and deliver to the Agent such other information with respect to the Borrower, any of its Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof, as from time to time may be reasonably requested by the Agent.

                            ANNEX F (Section 4.1(b))
                                       to
                                 CREDIT AGREEMENT
                                COLLATERAL REPORTS

               Borrower shall deliver or cause to be delivered the following:

               (a) Upon the request of the Agent, the Borrower shall deliver to the Agent, in form and substance acceptable to the Agent, a summary aged trial balance of all then existing Accounts specifying the names, addresses, face amount and dates of invoices for each Account the Borrower obligated on an Account so listed ("SCHEDULE OF ACCOUNTS"), and upon demand, the original or copies, as request, of all documents, including, without limitation, proofs of delivery, repayment histories and present status reports, relating to the Accounts so scheduled and such other matters and information relating to the status of Accounts as the Agent shall reasonably request.

               (b) Promptly upon, but in no event later than ten (10) Business Days after, the Borrower's learning thereof, inform the Agent, in writing, of (i) any material delay in the Borrower's performance of any of its obligations to any material Account Debtor and of any assertion of any material claims, offsets or counterclaims by any Account Debtor and of any material allowances, credits or other monies granted by the Borrower to any Account Debtor, and (ii) all material adverse information relating to the financial condition of any material Account Debtor.

               (c) Upon the request of the Agent, the Borrower shall deliver to Agent, in form and substance acceptable to the Agent, a report summarizing, on a LIFO and FIFO basis, the kind, type, quality and quantity of Inventory as of the end of such month, the Borrower's cost therefor, and summaries of Inventory by categories or classifications and by location.

               (d) The Borrower shall provide the Agent with copies of all agreements between the Borrower and any warehouse at which Inventory may from time to time be kept and all leases or similar agreements between the Borrower or any of its Affiliates and any other Person, whether the Borrower or its Affiliate is lessor or lessee thereunder.

               (e) As soon as practicable and in any event not less than fifteen (15) calendar days after the end of each monthly accounting period of the Borrower and, additionally, promptly upon request, a Borrowing Base Certificate as at the last day of such accounting period (or as at the date of such request).

               (f) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

                                ANNEX G (Section 6.10)
                                          to
                                   CREDIT AGREEMENT
                                 FINANCIAL COVENANTS

               Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

               (a) CONSOLIDATED CASH FLOW. Consolidated Cash Flow, as determined as of each date set out below for the 12-month period ending on such date, shall not be less than the amount set out below opposite such date:

                   DATE                  MINIMUM AMOUNT
                   ----                  --------------
               June 30, 1998               $12,000,000
               September 30, 1998          $12,000,000
               December 31, 1998           $15,000,000
               March 31, 1999              $20,000,000
               June 30, 1999               $20,000,000
               September 30, 1999          $20,000,000
               December 31, 1999           $20,000,000
               March 31, 2000              $25,000,000
               June 30, 2000               $25,000,000
               September 30, 2000          $25,000,000
               December 31, 2000           $25,000,000
               March 31, 2001              $25,000,000
               June 30, 2001               $25,000,000
               September 30, 2001          $25,000,000
               December 31, 2001           $25,000,000

               (b) CONSOLIDATED INTEREST COVERAGE RATIO. The Consolidated Interest Coverage Ratio, as determined as of the last day of each Fiscal Quarter ending June 30, 1998, and thereafter for the 12-month period ending on such date, shall not be less than 3.00 to 1.

               (c) CONSOLIDATED TOTAL FUNDED INDEBTEDNESS COVERAGE RATIO. The Consolidated Total Funded Indebtedness Coverage Ratio, as determined as of the last day of each Fiscal Quarter ending June 30, 1998, and thereafter for the twelve month period ending on such date, shall not be greater than
3.5 to 1.

               (d) CAPITAL EXPENDITURES. The Borrower shall not make or incur, and shall not permit any of its Subsidiaries to make or incur, Capital Expenditures, in any Fiscal Year ending December 31, 1998, and thereafter, in an aggregate amount greater than $20,000,000, PROVIDED, HOWEVER, that solely for purposes of calculating compliance with this CLAUSE (d) of ANNEX G, the amount of Capital Expenditures made or incurred by the Borrower and its Subsidiaries in any

Fiscal Year shall not include Capital Expenditures made or incurred in such Fiscal Year as a direct result of (i) the Borrower's or any of its Subsidiaries' response to any Release of a Contaminant, (ii) any remedial action taken by the Borrower or any of its Subsidiaries in respect of any Environmental Liabilities or (iii) any efforts or activities of the Borrower or any of its Subsidiaries to comply with any Environmental Law.

               Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "ACCOUNTING CHANGES" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Effective Date (including capitalization of costs and expenses or payment of pre-Effective Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.
If Agent, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                               ANNEX H (Section 9.9(a))
                                          to
                                   CREDIT AGREEMENT
                          LENDERS' WIRE TRANSFER INFORMATION

                                ANNEX I (Section 11.10)
                                          to
                                   CREDIT AGREEMENT
                                   NOTICE ADDRESSES



(A)  If to Agent or GE Capital, at

          General Electric Capital Corporation
          201 High Ridge Road
          Stamford, CT 06927
          Attention:
          Telecopier No. (203) 316-7893

     with copies to:

          General Electric Capital Corporation
          201 High Ridge Road
          Stamford, CT  06927
          Attention: Corporate Finance Group - Department Counsel
          Telecopier No. (203) 316-7889

     and to:

          Sidley & Austin
          555 West Fifth Street, 40th Floor
          Los Angeles, California  90013-1010
          Attention:  Edward D. Eddy, III, Esq.
          Telecopier No. (213) 896-6600

(B)  If to the Borrower, at:

          Kaynar Technologies Inc.
          500 North State College Blvd.
          Orange, California 92868
          Attention: David A. Werner
          Telecopier No. (714) 712-4909

     with a copy to:

          O'Melveny & Myers LLP
          400 South Hope Street
          Los Angeles, California 90071
          Attn: C. James Levin, Esq.
          Telecopier No. (213) 669-6407

                   ANNEX J (from ANNEX A - Commitments Definition)
                                          to
                                   CREDIT AGREEMENT

--------------------------------------------------------------------------------------
                                             Swing Loan Commitment
               Term Loan    Revolving Loan    (included in Revolving      Total
  Lender       Commitment     Commitment         Loan Commitment)       Commitment
--------------------------------------------------------------------------------------
 GE Capital   $50,000,000     $15,000,000           $1,500,000          $65,000,000
--------------------------------------------------------------------------------------





                                         -2-